                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement            [_]Confidential, for Use of the
                                             Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                              DIME BANCORP, INC.^
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                         [LOGO OF DIME BANCORP, INC.]


LAWRENCE J. TOAL                                               589 FIFTH AVENUE
CHIEF EXECUTIVE OFFICER                                    NEW YORK, N.Y. 10017
                                                                  April 2, 1997

Dear Stockholder:

   On behalf of the Board of Directors of Dime, I cordially invite you to attend the 1997 Annual Meeting of Stockholders, which will be held in the Broadway Ballroom of the New York Marriott Marquis, located at 1535 Broadway, New York, New York (between 45th Street and 46th Street), on Wednesday, May 7, 1997 at 10:00 a.m.

   In addition to the election of directors, the stockholders will be asked to approve a new stock incentive plan for Dime's non-employee directors (to replace the prior plan, which expired in August 1996), as well as to ratify the appointment of KPMG Peat Marwick LLP as Dime's independent accountants for 1997. The Board of Directors has unanimously approved each of these proposals and recommends that you vote FOR them.

   Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting. I encourage you to read the enclosed proxy materials carefully and sign and return your enclosed proxy card as promptly as possible because a failure to do so could cause a delay in the Annual Meeting and additional expense to Dime. A postage-paid return envelope is provided for your convenience. This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so.

   We hope that you will join us at the Annual Meeting so that we can answer any questions you may have. If you are planning to attend, please let us know by marking the appropriate box on the proxy card. On a personal note, as the new Chief Executive Officer of your company, I am looking forward to seeing as many of you as possible at the Annual Meeting and to hearing your comments and concerns. Your views are important to us as we plan for the future.

                                          Sincerely,

                                          /S/ Lawrence J. Toal
                                          LAWRENCE J. TOAL

                         [LOGO OF DIME BANCORP, INC.]

                               DIME BANCORP, INC.
                                589 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 1997

   The Annual Meeting of Stockholders of Dime Bancorp, Inc. will be held in the Broadway Ballroom of the New York Marriott Marquis, located at 1535 Broadway, New York, New York (between 45th Street and 46th Street), on Wednesday, May 7, 1997 at 10:00 a.m. for the following purposes:

   1. To elect five directors;

   2. To approve the Dime Bancorp, Inc. 1997 Stock Incentive Plan for Outside Directors; and

   3. To ratify the appointment of KPMG Peat Marwick LLP as independent public accountants of Dime Bancorp for the 1997 fiscal year;

all as set forth in the Proxy Statement accompanying this Notice, and to transact such other business as may properly come before the Annual Meeting and any adjournments. The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournments. A complete list of the stockholders entitled to vote at the Annual Meeting and any adjournments shall be open to inspection by any stockholder, for any lawful purpose germane to such meeting, at any time during usual business hours for a period of ten days prior to such meeting at the offices of Dime Bancorp located at 589 Fifth Avenue, Second Floor, Investor Relations Department, New York, New York 10017 (telephone: 212-326-6170).

   A copy of Dime Bancorp's Annual Report on Form 10-K for the year ended December 31, 1996 is enclosed.

                                      By order of the Board of Directors,

                                      /s/ Michael J. Getzler
                                      Michael J. Getzler
                                      Secretary

New York, New York
April 2, 1997


    YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SIGN AND RETURN EACH PROXY CARD YOU RECEIVE IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED FOR YOUR CONVENIENCE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT IT WILL ASSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING.

                         [LOGO OF DIME BANCORP, INC.]


                              DIME BANCORP, INC.
                               589 FIFTH AVENUE
                           NEW YORK, NEW YORK 10017

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 1997

                               ----------------

   This Proxy Statement and the accompanying proxy card are being mailed to holders (the "Stockholders") of Dime Bancorp, Inc. ("Dime Bancorp") common stock, par value $.01 per share (the "Common Stock"), commencing on or about April 2, 1997 in connection with the solicitation by Dime Bancorp's Board of Directors (the "Board of Directors" or the "Board") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held in the Broadway Ballroom of the New York Marriott Marquis, located at 1535 Broadway, New York, New York (between 45th Street and 46th Street), at 10:00 a.m. on May 7, 1997.

   If the enclosed proxy card is properly signed and returned, your shares will be voted on all matters that properly come before the Annual Meeting for a vote. If instructions are specified in your signed proxy card with respect to the matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are specified in your signed proxy card, your shares will be voted (a) FOR the election of directors named in Proposal 1, (b) FOR Proposal 2 (approval of the Dime Bancorp, Inc. 1997 Stock Incentive Plan for Outside Directors), (c) FOR Proposal 3 (ratification of independent public accountants), and (d) in the discretion of the proxy holders, as to any other matters that may properly come before the Annual Meeting (including any adjournment). Your proxy may be revoked at any time prior to being voted by:
(i) filing with the Secretary of Dime Bancorp (Michael J. Getzler, at 589 Fifth Avenue, New York, New York 10017) written notice of such revocation,
(ii) submitting a duly executed proxy card bearing a later date, or (iii) attending the Annual Meeting and giving the Secretary notice of your intention to vote in person.

   Whether or not you attend the Annual Meeting, your vote is important. Accordingly, you are asked to sign and return the accompanying proxy card, regardless of the number of shares you own.

  Shares can be voted at the Annual Meeting only if the Stockholder is represented by proxy or is present in person.

                        VOTING STOCK AND VOTE REQUIRED

   The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of Stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournments. On the record date, there were 105,140,823 shares of Common Stock outstanding. Each Stockholder of record on the record date is entitled to one vote for each share held. Information with respect to the beneficial ownership of Common Stock by the directors and executive officers of Dime Bancorp and certain other persons is set forth under the caption "Stock Ownership of Management and Certain Beneficial Owners."

   The Board of Directors has adopted a policy on confidential voting. The policy provides that all proxies, ballots, and voting tabulations that identify the vote of a particular Stockholder be held in confidence by the independent tabulators and inspectors of election (currently Bank of Boston) and not disclosed to any other person, including Dime Bancorp and its directors, officers, and employees, except in certain limited circumstances, including: (i) as necessary to meet legal requirements or to pursue or defend legal actions; (ii) to allow the inspectors of election to certify the results of the vote; (iii) when expressly authorized by a Stockholder; (iv) in the event of a contested proxy solicitation; or (v) if a bona fide dispute exists regarding the authenticity of any proxy card or ballot or the accuracy of any tabulation of votes. However, the policy permits disclosure of any comments or other information written on any proxy card or ballot without reference to the vote of the Stockholder, except where such vote is included in, and necessary to an understanding of, such written material.

   Approval of the election of directors (Proposal 1), the Dime Bancorp, Inc. 1997 Stock Incentive Plan for Outside Directors (Proposal 2), and the ratification of the appointment of Dime Bancorp's independent public accountants (Proposal 3) requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes will be counted as being present at the Annual Meeting, with the result that abstentions and broker non-votes will have the same effect as votes against each of the Proposals.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

   The Board of Directors currently consists of 18 members, each of whom also serves as a director of The Dime Savings Bank of New York, FSB ("Dime Savings"). (As used herein, the term "Dime" refers, as appropriate, to Dime Bancorp, Dime Savings, and their subsidiaries, collectively, to Dime Bancorp, individually, or to Dime Savings, individually.) The Certificate of Incorporation of Dime Bancorp provides that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The class to which each director has been assigned is designated as Class I, Class II, or Class III. The term of office of the directors in Class III expires at the Annual Meeting, the term of office of the directors in Class I expires at the annual meeting of Stockholders next following the end of calendar year 1997, and the term of office of the directors in Class II expires at the annual meeting of Stockholders next following the end of calendar year 1998. At each annual meeting of Stockholders, each of the successors of the directors whose terms expire at that meeting shall be elected to serve for a term of three years expiring at the third annual meeting of Stockholders following the annual meeting of Stockholders at which such successor director was elected. Each director shall hold office during his or her term and until such director's successor has been elected and has qualified.

   The merger of Anchor Bancorp, Inc. ("Anchor Bancorp") with and into Dime Bancorp, and the corresponding merger of Anchor Savings Bank FSB ("Anchor Savings" and, together with Anchor Bancorp, "Anchor") with and into Dime Savings (collectively, the "Merger"), pursuant to an Agreement and Plan of Merger between Dime Bancorp and Anchor Bancorp, dated as of July 6, 1994, as amended (the "Merger Agreement"), was consummated on January 13, 1995 (the "Effective Time"). The Merger Agreement provided that, immediately following the Effective Time, the number of persons who were serving as directors of Dime Bancorp immediately prior to the Effective Time ("Dime-Related Directors") should be equal to the number of persons who were serving as directors of Anchor Bancorp immediately prior to the Effective Time ("Anchor-

Related Directors"). The Merger Agreement also expressed the then-current intention of Dime Bancorp and Anchor Bancorp that, until January 13, 1998, the Board of Directors (and each of the committees thereof) should consist of an equal number of Dime-Related Directors and Anchor-Related Directors. Certain procedures relating to the implementation of the intentions expressed in the Merger Agreement regarding such parity were provided for in the Merger Agreement and in a separate agreement entered into prior to the Merger. However, the Board of Directors has unanimously determined that, due to the successful integration of Dime and Anchor and the fact that the directors do not now consider themselves to be Anchor-Related Directors or Dime-Related Directors or believe it to be in the best interests of Dime to maintain distinctions based on such prior organizational affiliations, the provisions of the Merger Agreement and the related procedures regarding parity between Dime-Related Directors and Anchor-Related Directors are no longer necessary.

   Dime Bancorp's By-laws provide that any person who was or became a director upon consummation of the Merger will be eligible to serve as a director until the annual meeting of Stockholders next to occur after his or her 75th birthday. Pursuant to these By-laws, E. Charlotte Fanta was to have retired from the Board of Directors effective as of the annual meeting of Stockholders held on May 7, 1996 and, as a result, would have ceased to serve as a director following that meeting. However, prior to that meeting, the Board of Directors determined that it would be in the best interests of Dime if Mrs. Fanta would continue to serve as a director beyond that meeting through the expiration of her current term in 1997. Therefore, the Board, as permitted by the By-laws of Dime Bancorp, adopted a resolution to the effect that, notwithstanding this provision of the By-laws, Mrs. Fanta would be eligible to serve as a director until the expiration of her current term on the date of the Annual Meeting. In accordance with that resolution, Mrs. Fanta has not been nominated for re-election at the Annual Meeting and will cease to be a director following that meeting. In addition, pursuant to this provision of the By-laws, Murray Handwerker has not been nominated for re-election at the Annual Meeting and will also cease to be a director following that meeting.

   The Merger Agreement also expressed the intention of the parties thereto that the size of the Board of Directors should be reduced to 16 over time during the three year period after the Effective Time. As a result of the retirements of Mrs. Fanta and Mr. Handwerker, Dime Bancorp will have 16 directors after the Annual Meeting.

   Five directors will be elected at the Annual Meeting. All of the nominees are currently serving as directors of Dime Bancorp. Each of the nominees has been nominated for election to serve for a term of three years.

   The persons named as proxies in the enclosed proxy card intend to vote for the election of the persons listed below, unless the proxy card is marked to indicate that such authorization is expressly withheld. Should any of the listed persons withdraw or be unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, it is the intention of the persons named in the enclosed proxy card to vote for the election of such persons as may be recommended to the Board of Directors by the Governance and Nominating Committee of the Board (the "Nominating Committee"). If there are no substitute nominees, the size of the Board of Directors may be reduced.

   The following tables set forth the names of, and certain information concerning, the five persons nominated for election as directors of Dime Bancorp at the Annual Meeting and each other director of Dime Bancorp who will continue to serve as a director after the Annual Meeting.

NOMINEES FOR DIRECTOR:

                                AGE AS OF JANUARY 31, 1997 AND
              YEAR BECAME            PRINCIPAL OCCUPATION            TERM TO
   NAME      A DIRECTOR(1)        DURING THE PAST FIVE YEARS         EXPIRE
   ----      -------------      ------------------------------       -------
J. Barclay       1993      Mr. Collins, 52, serves as Executive       2000
 Collins II                Vice President and General Counsel and a
                           director of Amerada Hess Corporation in
                           New York, New York. Mr. Collins joined
                           Amerada Hess Corporation in April 1984
                           as Vice President and General Counsel.
                           Prior to that time, he served as Vice
                           President and Assistant General Counsel
                           of City Investing Company. He is also a
                           director of the United Hospital Fund of
                           New York and the Treasurer of The
                           Brooklyn Hospital Center.
James F.         1981      Mr. Fulton, 66, has been President of      2000
 Fulton                    Fulton + Partners, Inc. (planning and
                           design consultants) since 1966 and
                           Chairman of the Board of Pratt Institute
                           (an educational institution) since 1992.
                           Mr. Fulton has also been Chairman of The
                           Design History Foundation and the
                           publisher of Places, a journal of
                           environmental design, since 1989. Mr.
                           Fulton served as a trustee (director) of
                           Union Savings Bank of New York prior to
                           the merger of that institution into Dime
                           Savings in 1981.
Virginia M.      1981      Mrs. Kopp, 67, is active in community      2000
 Kopp                      affairs. From 1973 to 1983, she was
                           associated with Alvin Elitzer Ltd. (a
                           retailer and merchandiser) and
                           thereafter was co-owner and operator of
                           a retail business until 1987. Mrs. Kopp
                           served as a trustee (director) of
                           Mechanics Exchange Savings Bank prior to
                           the merger of that institution into Dime
                           Savings in 1979.
Sally            1994      Ms. Hernandez-Pinero, 43, has been of      2000
 Hernandez-                counsel to the law firm of Kalkines,
 Pinero                    Arky, Zall & Bernstein since October
                           1994. She has been a director of
                           Consolidated Edison Company of New York,
                           Inc. (a public utility) since July 1994
                           and a director of Accuhealth, Inc. (a
                           health care firm) since September 1994.
                           She was the Chairwoman of the New York
                           City Housing Authority from February
                           1992 until January 1994. From January
                           1990 until February 1992, she was Deputy
                           Mayor for Finance and Economic
                           Development for the City of New York.

                                 AGE AS OF JANUARY 31, 1997 AND
               YEAR BECAME            PRINCIPAL OCCUPATION            TERM TO
    NAME      A DIRECTOR(1)        DURING THE PAST FIVE YEARS         EXPIRE
    ----      -------------      ------------------------------       -------
Lawrence J.       1991      Mr. Toal, 59, became the Chief Executive   2000
 Toal                       Officer of Dime Bancorp and the Chairman
                            of the Board and Chief Executive Officer
                            of Dime Savings on January 1, 1997. He
                            has been the President and Chief
                            Operating Officer and a director of Dime
                            Bancorp since its formation and the
                            President and Chief Operating Officer
                            and a director of Dime Savings since
                            1991. From 1987 until he joined Dime
                            Savings, he served as President of
                            Philadelphia Savings Fund Society, an
                            affiliate of Meritor Financial Group.
                            Prior to that, Mr. Toal served for 26
                            years at The Chase Manhattan Bank, N.A.,
                            where his responsibilities included
                            senior executive positions in consumer,
                            corporate, and international banking
                            units in the United States, Europe, and
                            Asia. Mr. Toal has been a director of
                            Waterhouse Investors Cash Management
                            Fund, Inc., a registered investment
                            company, since December 1995.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE
ABOVE NOMINEES FOR DIRECTORS.

CONTINUING DIRECTORS:

Derrick D.        1994      Mr. Cephas, 45, is a partner in the New    1999
 Cephas                     York law firm of Cadwalader, Wickersham
                            & Taft. Since November 1996, Mr. Cephas
                            has been a director of Merrill Lynch
                            International Bank, an Edge Act
                            corporation and an indirect, wholly-
                            owned subsidiary of Merrill Lynch & Co.,
                            Inc. He has been a director of D.E. Shaw
                            & Co., which serves as the direct or
                            indirect general partner or manager of
                            several privately-held securities and
                            technology businesses (including
                            registered broker-dealers and registered
                            commodity pool operators), since
                            February 1996. He was the New York State
                            Superintendent of Banks from July 1991
                            to June 1994. Prior to his appointment
                            in 1991, he was a partner in the New
                            York law firm of Breed, Abbott & Morgan
                            (now Whitman, Breed, Abbott & Morgan).
                            He served as Deputy Superintendent and
                            Counsel to the New York State Banking
                            Department from 1983 to 1985.
Frederick C.      1988      Mr. Chen, 69, was a senior banking         1998
 Chen                       partner of Peat Marwick Main & Co. (now
                            KPMG Peat Marwick LLP), a firm of
                            certified public accountants, from 1966
                            to 1987, when he retired. He is a
                            trustee of Republic Funds (formerly
                            FundTrust), an investment company.

                                 AGE AS OF JANUARY 31, 1997 AND
               YEAR BECAME            PRINCIPAL OCCUPATION            TERM TO
    NAME      A DIRECTOR(1)        DURING THE PAST FIVE YEARS         EXPIRE
    ----      -------------      ------------------------------       -------
Richard W.        1990      Mr. Dalrymple, 53, is President of         1999
 Dalrymple                  Teamwork Management, Inc., an executive
                            recruiting firm. Prior to the Merger,
                            Mr. Dalrymple served as President, Chief
                            Operating Officer, and a director of
                            Anchor Bancorp since its formation and
                            as President, Chief Operating Officer,
                            and a director of Anchor Savings since
                            joining Anchor Savings in 1990.
                            Previously, he served with The Bank of
                            Boston as President of its Massachusetts
                            Banking Group and later as Senior
                            Executive of Corporate Banking Services.
                            Mr. Dalrymple has been a director of
                            Waterhouse Investors Cash Management
                            Fund, Inc., a registered investment
                            company, since January 1996, a director
                            of National Center for Disability
                            Services since 1983, a director of March
                            of Dimes of Greater New York since 1993,
                            a trustee of The Shannon McCormack
                            Foundation, Inc. since 1988, and a
                            trustee of the Kevin Scott Dalrymple
                            Foundation since 1993.
James M.          1989      Mr. Large, 64, is the Chairman of the      1998
 Large, Jr.                 Board of Dime Bancorp. Mr. Large was
                            also the Chief Executive Officer of Dime
                            Bancorp and the Chairman of the Board
                            and Chief Executive Officer of Dime
                            Savings from the consummation of the
                            Merger until his retirement at the end
                            of 1996. Prior to the Merger, Mr. Large
                            was Chairman of the Board and Chief
                            Executive Officer of Anchor Bancorp
                            since its formation and Chairman of the
                            Board and Chief Executive Officer of
                            Anchor Savings since joining Anchor
                            Savings in April 1989.
John Morning      1979      Mr. Morning, 65, has been President of     1998
                            John Morning Design, Inc. (a graphic
                            design firm) since 1960. He is a
                            director of the Charles E. Culpeper
                            Foundation and a director and former
                            Chairman of Henry Street Settlement. He
                            serves as Vice Chairman of the New York
                            City Advisory Commission for Cultural
                            Affairs and as board secretary of the
                            Association of Governing Boards of
                            Universities and Colleges. He is also a
                            director of the Brooklyn Academy of
                            Music, Lincoln Center Theater, and the
                            New York Landmarks Conservancy.

                                   AGE AS OF JANUARY 31, 1997 AND
                 YEAR BECAME            PRINCIPAL OCCUPATION            TERM TO
     NAME       A DIRECTOR(1)        DURING THE PAST FIVE YEARS         EXPIRE
     ----       -------------      ------------------------------       -------
Margaret G.         1980      Ms. Osmer-McQuade, 58, is the President    1999
 Osmer-McQuade                of Qualitas International, an
                              international consulting firm. She
                              served as Vice President of the Council
                              on Foreign Relations from 1987, and as
                              Director of Programs for the Council
                              from 1979, through 1993. Prior to 1979,
                              she was a television producer and
                              correspondent for CBS News and ABC News.
                              Ms. Osmer-McQuade has been a trustee of
                              Cornell University since 1986, an
                              overseer of Cornell Medical College
                              since 1988, and Chairman of the Advisory
                              Board of Cornell University/New York
                              Hospital Medical Center since 1995. She
                              is also a trustee of the New York City
                              School Volunteer Program and the
                              National Helpers Network. She has served
                              as a member of the Pace University
                              Advisory Council since 1984. She was a
                              member of the Advisory Board of Lincoln
                              Bank of Philadelphia from 1971 to 1973
                              and a consultant to American Express
                              Company from 1979 to 1982.
Dr. Paul A.         1965      Dr. Qualben, 72, is a physician in         1998
 Qualben                      Brooklyn, New York. He is a consultant
                              to the Evangelical Lutheran Church in
                              America, the Norwegian Christian Home
                              and Health Center, the Eger Health Care
                              Center of Staten Island, and Wagner
                              College. He is the former Director of
                              Psychiatry at Lutheran Medical Center.
Eugene G.           1959      Mr. Schulz, 66, served as Vice Chairman    1998
 Schulz, Jr.                  and General Counsel of Anchor Savings
                              prior to his retirement in September
                              1989. Mr. Schulz had joined Anchor
                              Savings as a result of the merger of
                              Anchor Savings with North New York
                              Savings Bank in 1977, where he had been
                              the Chief Executive Officer and Chairman
                              of the Board.
Howard Smith        1965      Mr. Smith, 66, is President of Virginia    1999
                              Dare Extract Co., Inc., Brooklyn, New
                              York, a manufacturer of flavors. He is
                              the Chairman of Lutheran Medical Center,
                              a Director of the Brooklyn Chamber of
                              Commerce, a Trustee and a past President
                              of the Brooklyn Public Library, Chairman
                              of the United Hospital Fund of New York,
                              and a Director and past President of The
                              Flavor and Extract Manufacturers'
                              Association of the U.S. and Treasurer of
                              the Dairy and Food Industry Supply
                              Association.

                                  AGE AS OF JANUARY 31, 1997 AND
                YEAR BECAME            PRINCIPAL OCCUPATION            TERM TO
    NAME       A DIRECTOR(1)        DURING THE PAST FIVE YEARS         EXPIRE
    ----       -------------      ------------------------------       -------
Dr. Norman R.      1993      Dr. Smith, 50, is President of Wagner      1998
 Smith                       College, Staten Island, New York where
                             he is also a tenured professor of
                             management and marketing. Dr. Smith came
                             to Wagner College in 1988 from Harvard
                             University in Cambridge, Massachusetts,
                             where he served as assistant dean of the
                             Harvard Graduate School of Education of
                             the John F. Kennedy School of Government
                             and was a research fellow of the Harvard
                             Philosophy of Education Research Center.
                             He is a trustee and member of the
                             Executive Committee of the New York
                             State Commission of Independent Colleges
                             and Universities.
Ira T. Wender      1992      Mr. Wender, 70, is the sole owner of Ira   1999
                             T. Wender, P.C., which provides services
                             as of counsel to the law firm of
                             Patterson, Belknap, Webb & Tyler LLP, in
                             which Ira T. Wender, P.C. held a
                             partnership interest from 1988 through
                             1993. Ira T. Wender, P.C. also provided
                             services as of counsel to that firm from
                             1986 to 1988. Mr. Wender was a director
                             of Perry Ellis International, Inc., a
                             privately held corporation, from 1991 to
                             October 1994, and he also served as its
                             Chairman of the Board between January
                             and September 1994 and its Vice Chairman
                             from that date until October 1994. From
                             1983 to 1986, he was Chairman of a
                             private investment company. Prior to
                             that, Mr. Wender served for four years
                             as President and Chief Executive Officer
                             of Warburg Paribas Becker, Inc., an
                             investment company. He is a director of
                             REFAC Technology, Inc. and United
                             Dominion Realty Trust (formerly
                             Southwestern Property Trust, Inc.).

----------------
(1) Includes service as a member of the Board of Directors of Anchor Bancorp and/or the Board of Directors of Anchor Savings (and certain predecessor institutions) prior to the formation of Anchor Bancorp, as well as service as a member of the Board of Directors of Dime Savings prior to the formation of Dime Bancorp.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   During 1996, the Board of Directors held a total of 14 meetings. Each of the directors during 1996 attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees thereof on which he or she served during the period of his or her service. In addition to other committees, as of January 31, 1997, Dime had a Compensation Committee, an Audit Committee, and a Nominating Committee.

   The members of the Dime Compensation Committee (the "Compensation Committee") as of January 31, 1997 were Ira T. Wender (Chairman), Derrick D. Cephas, J. Barclay Collins II, Margaret G. Osmer-McQuade, Dr. Paul A. Qualben, and Dr. Norman R. Smith, all of whom are "outside directors" of Dime (generally, directors who are not employees of Dime Bancorp or its subsidiaries). During 1996, the principal functions of the Compensation Committee included (a) establishing and reviewing a framework for the compensation of Dime's executive officers, (b) approving awards under Dime's stock incentive plans to officers and employees, (c) reviewing management's recommendations on employee compensation and benefits, (d) reviewing all on-going matters with respect to the compensation of the Board of Directors, (e) jointly with the Nominating Committee, succession planning, and (f) reporting and making recommendations to the Board of Directors as to such matters. During 1996, the Compensation Committee held a total of 18 meetings.

   The members of the Dime Audit Committee as of January 31, 1997 were Frederick C. Chen (Chairman), J. Barclay Collins II, James F. Fulton, Virginia
M. Kopp, Eugene G. Schulz, Jr., and Dr. Norman R. Smith, all of whom are outside directors. During 1996, the principal functions of the Dime Audit Committee included the review of (a) the records and affairs of Dime to determine its financial condition, (b) Dime's internal audit function and the scope and results of the annual independent audits of Dime by its outside auditors, (c) Dime's internal controls and accounting systems and policies,
(d) the basis for certain reports to Dime's regulatory authorities regarding Dime's internal controls and compliance with certain designated laws and regulations, and (e) the reports of examination of Dime by bank regulatory authorities. During 1996, the Dime Audit Committee held a total of five meetings.

   The members of the Nominating Committee as of January 31, 1997 were Dr. Paul A. Qualben (Chairman), Derrick D. Cephas, J. Barclay Collins II, Murray Handwerker, John Morning, and Margaret G. Osmer-McQuade, all of whom are outside directors. The principal functions of the Nominating Committee are (a) to consider and propose candidates for election to the Board of Directors, (b) to make recommendations to the Board of Directors to fill vacancies in Board membership, (c) jointly with the Compensation Committee, succession planning, and (d) to review and make recommendations to the Board of Directors on matters of corporate governance, such as the operations of the Board of Directors and the membership and structure of its committees. During 1996, the Nominating Committee held a total of five meetings.

NOMINATIONS FOR DIRECTOR

   The By-laws of Dime Bancorp provide that Stockholders may make nominations for election to the Board of Directors by submitting such nominations in writing to the Secretary of Dime Bancorp, in the case of an election to be held at an annual meeting of Stockholders, not less than 60 nor more than 90 days in advance of the anniversary of the date of the notice mailed to Stockholders in connection with the previous year's annual meeting and, in the case of an election to be held at a special meeting of Stockholders, not later than the seventh day following the day on which notice of such meeting is first given to Stockholders. Each such submission shall set forth (i) the name and address of the Stockholder who intends to make the nomination(s) and of the person(s) to be nominated, (ii) a representation that the Stockholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified, (iii) a statement of the number of shares owned by such Stockholder, beneficially and of record, (iv) a description of all arrangements or understandings between such Stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) is (or are) to be made by the Stockholder, (v) such other information regarding each nominee proposed by such Stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "Commission") had the nominee been nominated or intended to be nominated by the Board of Directors, and (vi) the written consent of each nominee to serve as a director of Dime Bancorp if elected. No Stockholder nominations for election to the Board of Directors were submitted within this time period in connection with the Annual Meeting.

DIRECTOR COMPENSATION

   During 1996, outside directors were paid an annual retainer fee of $20,000. Outside directors were entitled to receive a fee of $1,000 for each Board or committee meeting of Dime Savings or Dime Bancorp attended in 1996. However, whenever concurrent or consecutive Board or committee meetings were held by Dime Bancorp and Dime Savings, each director waived the fees with respect to one of those meetings. During 1996, the Chairperson of each of Dime's standing committees received an annual fee of $3,000.

   Outside directors may choose to defer all or a portion of their cash compensation pursuant to a deferred compensation plan (the "Director Deferred Compensation Plan"). If an outside director defers his or her compensation, it will be payable at a later date (generally not less than three years after the year in which it was otherwise payable, and not later than the later of the calendar quarter in which the director attains age 75 or the fourth quarter after the termination of service of the director) and, at that time, can be paid (pursuant to the director's election) in a lump sum, in installments, or converted to an annuity form. Payments may also be made in the event of certain changes in control, or upon certain circumstances of financial hardship. (Different payout rules apply with respect to the payment of amounts deferred prior to August 1994.) During the period of the deferral, amounts deferred are credited with earnings based upon the director's election from among several different deemed investments, which currently include phantom units of Common Stock ("Phantom Stock").

   Pursuant to a stock incentive plan for outside directors (the "Stock Incentive Plan for Outside Directors") under which grants could be made until August 1996 (the "Expiration Date"), each person who became an outside director of Dime prior to the Expiration Date received a one-time award, one month after becoming an outside director, of non-qualified options ("Options") to purchase 3,000 shares of Common Stock with tandem stock appreciation rights ("SARs") and the right to purchase, at $1.00 per share, 1,000 shares of restricted Common Stock ("Restricted Stock"). The Options have an exercise price equal to the fair market value of the Common Stock on the date of grant and a term of eleven years. Subject to acceleration upon the occurrence of certain events, all Options become exercisable at a rate of 33 1/3% per year commencing one year after the date of grant, and the restrictions applicable to the Restricted Stock expire on the fifth anniversary of the date on which the rights to purchase such shares were granted.

   During 1996, Dime also maintained a Retainer Continuation Plan for outside directors (the "Retainer Continuation Plan"). Pursuant to this plan, each participating outside director who has completed at least five years of service as an outside director, or who has become disabled or attained age 72 while serving as a director, is entitled to receive an annual benefit, payable for life commencing at age 65 (if the director has ceased to serve on the Board by that age, or such later date as such director ceases to serve on the Board of Directors), equal to the basic annual retainer paid to outside directors for the last calendar year in which the director served on the Board of Directors. The amount of this benefit is reduced actuarially if a payment option other than a single-life annuity is chosen. If the director dies before the benefit payments begin, his or her beneficiary is paid a benefit that is the actuarial equivalent of the benefit that would have been payable to the director. In the case of outside directors who are Anchor-Related Directors, this plan replaced a similar Anchor plan, and credit is given for the period of service as an "outside director" of Anchor (generally, directors who were not employees of Anchor Bancorp or its subsidiaries).

   During 1996, Dime, with the assistance of independent compensation consultants, reviewed its entire director compensation program in order to determine whether any changes should be made. As a result of that review, the Board of Directors determined, among other things, to amend the Retainer Continuation Plan so that, after December 31, 1996, neither new outside directors, nor current outside directors making the election described below, are eligible to participate.

   For each outside director in service on December 31, 1996, a lump sum amount was determined, based on the value of the director's Retainer Continuation Plan benefit accrued as of January 1, 1997 reflecting service through the later of December 31, 1996 or the fifth anniversary of the start of service as an outside director of Dime (or Anchor). The present value also reflected a 3.5% inflation factor applied to the annual retainer amount used in computing the benefit under the Retainer Continuation Plan, where applicable, until the later of the date the director will attain age 65 or the fifth anniversary of the start of service as a Dime (or Anchor) outside director. Each outside director was permitted to make a one-time election to have the lump sum amount that was so determined credited to, and payable as a fully vested benefit under, the Director Deferred Compensation Plan. No Retainer Continuation Plan benefit will be paid to any outside director who made such an election.

   Where such a transfer was elected, the amount so credited to the Director Deferred Compensation Plan is required to be deemed invested in Phantom Stock until the earlier of the director's attaining age 73 or the second anniversary of the transfer. (For purposes of the initial deemed investment in Phantom Stock, the value of the stock was based on the average closing price of the Common Stock during each trading day in 1996. A similar average value based on closing prices of the Common Stock during the preceding 12-month period will apply when determining the value of the Phantom Stock the first time a director directs that the amounts that were credited as a result of this transfer from the Retainer Continuation Plan are no longer to be deemed invested in Phantom Stock.) Payment of the credited amounts (and earnings thereon) can be made in a lump sum, in installments, or in the form of an annuity and will commence at the end of the quarter following the director's termination of service, unless the director elects a different commencement date. However, except for payments upon a change in control of Dime or, if permitted by the Compensation Committee, on hardship, the benefit commencement date cannot be any earlier than the first date that the director is otherwise permitted to direct the deemed investment of the transferred amount out of Phantom Stock.

   All of the outside directors except Mrs. Fanta, Mr. Handwerker, Mrs. Kopp, and Dr. Qualben elected the transfer described above. These four directors will continue to be covered by the Retainer Continuation Plan (with Mrs. Fanta and Mr. Handwerker terminating outside director service after the Annual Meeting). For each of these directors, the Retainer Continuation Plan benefit to be paid with respect to their service will not, in the aggregate, be less than the lump sum amount described above as available for transfer to the Director Deferred Compensation Plan, with any remaining amount due after their deaths payable to their respective named beneficiaries.

   Also as a result of the review of director compensation undertaken during 1996, the Board of Directors determined to replace the Stock Incentive Plan for Outside Directors with a new plan that includes an annual grant of Options for outside directors. That new plan is proposed for approval by Stockholders at the Annual Meeting (see Proposal 2 below).

   Effective as of January 1, 1997, in connection with his services as non-executive Chairman of the Board of Dime Bancorp, Mr. Large will initially receive compensation (inclusive of retainer and director's fees) at an annual rate of $150,000. Mr. Large's services as Chairman are expected to include significant time related to the conduct of the Bank's "goodwill" litigation against the federal government (which relates generally to certain acquisitions made by Anchor), as well as such other tasks as may reasonably be requested from time to time by the Chief Executive Officer of Dime Bancorp. This compensation arrangement will be reviewed periodically by the Board of Directors and may be adjusted as warranted in light of the time commitment required of Mr. Large in connection with performance of the requested duties.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   During 1996, the primary responsibility for determining the compensation of Dime's executive officers was held by the Compensation Committee subject to review and appropriate approval by the Board of Directors.

   Principles. For 1996, the Compensation Committee agreed upon a set of guiding principles for its compensation program. These principles reflect the same objectives as had been set in prior years: (1) to enable Dime to recruit and retain the highest quality executive talent available to its industry; and
(2) to motivate Dime's executives to achieve and sustain a superior level of corporate performance, since consistently superior performance will result in superior returns to Stockholders. Recruitment and retention objectives are addressed by providing total compensation opportunities that are competitive relative to the market with which Dime competes for talent. In that regard, Dime recognizes that its own growth in recent years, as well as the enormous changes taking place within the banking industry, and the increasing competition from other segments of the financial services industry, have significantly broadened the range of institutions with which it can--and must--compete for talent. At the same time, while operating within a competitive framework, the Compensation Committee pursues its motivational objectives by giving greater emphasis to those components of the total compensation package that reward performance, in order to reinforce the linkage of rewards with the achievement of business results and, ultimately, with the returns enjoyed by Stockholders.

   Thus, while the principal components of compensation (base salary, annual incentive and long-term incentive) as well as benefits, are generally set at or near competitive levels, emphasis is placed on variable pay, with the intention that total actual pay be aligned with performance relative to Dime's short- and long-term objectives. The effect of this pay-for-performance orientation should be that truly superior performance will result in total compensation that exceeds the median total compensation range of the comparative group, while mediocre performance will result in total compensation that is less than the median range of that group. In particular, as the ultimate measure of performance is return to Stockholders, a substantial amount of performance-based pay, particularly for more senior executives, should be in the form of stock-based compensation, since that will help ensure that management's financial interest is more clearly aligned with that of Stockholders.

   Practices. Because of the scope and complexity of Dime's activities in a rapidly changing financial services industry, it is imperative that Dime attract, retain and motivate the most qualified and talented executives available. Dime competes for such executive talent not only with other thrift institutions but also with a variety of other financial services companies, including commercial banks and other institutional lenders, mortgage banking companies and investment banking firms. The Compensation Committee, based in part on a thorough analysis of Dime's executive compensation levels by independent outside compensation consultants and assisted by third-party data collection and analysis, annually reviews Dime's executive compensation practices within the framework discussed above and compares them with the executive compensation practices of a group of financial services companies that is deemed representative of the companies with which Dime competes most directly for executive talent. For 1996, this review of competitive practices focused primarily on a peer group of 13 institutions (including both thrifts and banks) located throughout the country and ranging in asset size from $13 billion to $32 billion. The review also assessed competitive conditions at a group of seven money-center banks (focusing on the positions directly reporting to the equivalent executives), primarily with respect to salaries, in order to take into account the fact that Dime now draws much of its executive talent from the large commercial banks operating in New York City, as evidenced by the significant number of Dime's executive officers who served in senior positions at such institutions immediately prior to joining the Dime. The information from this analysis then provided the starting point for the Compensation Committee's approach to fixing the principal components of executive compensation for 1996.

   For 1996, salaries for executive officers were generally set at or near the midpoint derived from the competitive analysis described above, in some cases adjusted to reflect differing responsibilities at Dime from those reflected in the analysis. Going forward, the Compensation Committee expects to continue to set annual salaries for executive officers generally at or near the competitive midpoint (or above such midpoint where the officer's experience or additional duties may warrant), with subsequent annual increases, if any, intended to take into account such factors as changes in competitive levels of compensation and qualitative aspects of individual performance, such as whether the individual executive officer's performance consistently exceeds or falls below the level of performance expected by the Compensation Committee.

   For 1996, the annual salary for Mr. Large, the Chief Executive Officer was increased from $675,000 to $700,000. This level was at the midpoint derived from the competitive analysis described above. In determining Mr. Large's salary for 1996, the Compensation Committee took into account the competitive analysis as well as its positive assessment of Mr. Large's performance for 1995.

   With respect to incentives, and as described above, a fundamental tenet of Dime's incentive compensation philosophy is to reward performance based primarily on objective standards. Short-term incentives, payable in cash, are geared to the accomplishment of Dime's key annual business plan objectives. These objectives change from year to year, depending on Dime's financial position and priorities. Each of the specific targets in the annual incentive plan is then given a relative weighting. For 1996, these objectives, which were set early in the year, included primarily meeting goals relating to overall financial performance (50%); strategic plan implementation (20%); achievement of franchise performance targets (including revenue and general and administrative expense targets, loan volume and deposit level targets, and efficiency ratio, customer service and community reinvestment targets) (20%); and risk management (including the reduction of credit risk) (10%). The Compensation Committee determines at the end of the year (or at such interim periods as the Compensation Committee may decide) the extent to which each of these targets has been met. In doing so, it takes into account significant deviations from the assumed economic environment and may also add a percentage factor to recognize exceptional performance beyond or outside the incentive plan targets. These factors together determine the overall level of funding of the officer incentive program. For 1996, the Compensation Committee's assessment of company-wide performance, based on the targets described above, resulted in total funding for the incentive plan at 95%.

   Each officer (including executive officers) has a target incentive opportunity. For executive officers other than the Chief Executive Officer, this percentage incentive opportunity for 1996 was determined with reference to competitive practices, adjusted for variations in individual job requirements, and expressed as a target amount. For 1996, these target opportunities were generally set at or near the midpoint derived from the competitive analysis described above. The Compensation Committee then determined individual awards for executive officers (within the framework of the overall funding level of the officer incentive program, as described above) primarily based on the extent to which the individual had contributed to meeting company-wide goals, and also generally taking into account both a qualitative assessment of the individual officer's performance and an assessment, in the case of executive officers other than the Chief Executive Officer and the President, of the extent to which the individual met additional goals specified in the annual incentive plan relating to his or her area of responsibility. These adjustments may result in an executive officer receiving an award below or above his or her incentive opportunity for the year, but in no case more than 150% of such incentive opportunity. The Compensation Committee believes that, particularly in an industry such as the thrift industry that is undergoing a high level of profound economic and structural change, it is important to retain discretion to make adjustments in incentives where circumstances warrant. The Compensation Committee may also provide for special incentive plans for specific business units or individuals, which may include executive officers; however, during 1996, none of the executive officers named in the Summary Compensation Table participated in any such plan.

   Cash incentive awards to executive officers for 1996 reflected the foregoing factors. For 1996, Mr. Large's target incentive was set at 80% of his annual salary. This incentive opportunity was above the median of the group of 13 banking institutions described above but within the range of practices at these institutions. In setting the target incentive, the Compensation Committee took into account its intention, as described above, to weight the Chief Executive Officer's compensation in favor of performance elements, the competitive practices at money center banks, which offer substantially higher annual incentives than the peer group of 13 institutions, and the desire of the Committee to provide incentives for Mr. Large to complete the integration of Dime and Anchor and accomplish the financial goals of the Merger during his tenure. In determining his award, the Compensation Committee balanced the satisfactory accomplishment by Dime of its performance targets against consideration of the transfer of responsibilities from Mr. Large to Mr. Toal during the second half of the year in anticipation of Mr. Toal's becoming Chief Executive Officer on January 1, 1997, and the payment to be made in 1997 in connection with Mr. Large's retirement, described elsewhere in this Proxy Statement. As a result, his actual award for 1996 was limited to $200,000.

   Long-term incentives are provided in the form of stock and stock-based grants. In general, vesting of these grants either will be based on the achievement of specific long-term objectives related to Stockholder value or will serve as an incentive to the continued retention of the executive, or may relate to a combination of these two objectives. For 1996, long-term incentive awards for executive officers consisted solely of grants of stock options, the vesting of which is generally scheduled to occur over a three year period. Such options generally have expiration dates 11 years from the date of grant and exercise prices equal to the fair market value per share of Common Stock on the date of grant, which was deemed to be the closing price of such stock on the New York Stock Exchange on that date. The size of these option grants was generally determined with reference to the analysis of competitive compensation practices described above, using a Black-Scholes option pricing model to determine theoretical stock option values. The assumed value of these grants to executive officers was based on a percentage of the salary midpoint derived from the competitive analysis referred to above. The applicable percentages were also determined by reference to the competitive analysis, with such percentages being generally at or above the median at the 13 banking institutions surveyed, reflecting the Compensation Committee's desire to emphasize stock-based performance incentives. In the case of Mr. Large, Options to purchase 115,200 shares of Common Stock were granted as an incentive in 1996 at the fair market value on the date of grant, representing a theoretical option value of $757,210, or approximately 108% of salary. This percentage, which was above the median level at the 13 banking institutions surveyed of 80%, but within the range of competitive practices at these institutions, was selected based on the same considerations that were taken into account in setting Mr. Large's target bonus opportunity, as described above.

   At the end of 1996, Mr. Large also received a grant of Options to purchase 177,000 shares of Common Stock at the fair market value on the date of grant, which are exercisable until December 31, 1998. This grant was not made as an incentive grant, but rather was intended to place Mr. Large in the same economic position as if he had retained his rights under Options granted to him in 1989 by Anchor Savings (that in connection with the Merger were converted into Options to purchase 177,000 shares of Common Stock), which Options were accompanied by an accelerated cash payment right. Retention by Mr. Large of such accelerated cash payment right after his retirement could have resulted in adverse accounting consequences to Dime. Mr. Large exercised such Options prior to retirement, thereby extinguishing the accelerated cash payment right.

   Also, although not an aspect of cash or incentive compensation, Dime seeks to attract and retain executives by providing a variety of benefit plans and programs generally designed to be competitive with those provided by other financial services companies.

   For 1996 and subsequent years, the Compensation Committee adopted a policy to structure executive compensation in a manner that is intended to limit the likelihood that current compensation will exceed the limits for deductibility prescribed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). The Compensation Committee retains discretion to make future exceptions to this policy, and in determining whether to do so the Compensation Committee may consider a number of factors, including the tax position of Dime, the materiality of amounts likely to be involved and any potential ramifications of the loss of flexibility to respond to unforeseeable changes in circumstances.

   Finally, in determining compensation levels and targets within the framework discussed above, the Compensation Committee takes into full account applicable regulatory restrictions on the compensation of executive officers.

   Executive compensation is a constantly evolving field. The Compensation Committee monitors trends in this area, as well as changes in law, regulation and accounting practice, that may affect either its compensation philosophy or its practices. Accordingly, the Compensation Committee at all times reserves the right to alter its approach in response to changing conditions.

                                          THE COMPENSATION COMMITTEE:

                                          IRA T. WENDER, CHAIRMAN
                                          DERRICK D. CEPHAS
                                          J. BARCLAY COLLINS II
                                          MARGARET G. OSMER-McQUADE
                                          DR. PAUL A. QUALBEN
                                          DR. NORMAN R. SMITH

EXECUTIVE COMPENSATION

   The following table sets forth information concerning the compensation for services in all capacities to Dime for the fiscal years ended December 31, 1996, 1995, and 1994 of those persons who were, at December 31, 1996, (a) the Chief Executive Officer of Dime Bancorp and (b) the other four most highly compensated executive officers of Dime Bancorp (collectively with the Chief Executive Officer, the "named executive officers").

                          SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM COMPENSATION AWARDS
                                                                ---------------------------------
                                   ANNUAL COMPENSATION                 AWARDS           PAYOUTS
                             ---------------------------------- --------------------- -----------
                                                                           SECURITIES
                                                      OTHER     RESTRICTED UNDERLYING
  NAME AND PRINCIPAL                                  ANNUAL      STOCK     OPTIONS/     LTIP      ALL OTHER
     POSITION(S)        YEAR  SALARY  BONUS (1)    COMPENSATION AWARDS (2)    SARS    PAYOUTS (3) COMPENSATION
  ------------------    ---- -------- ---------    ------------ ---------- ---------- ----------- ------------
James M. Large, Jr.(4)  1996 $700,000 $200,000         --        $     0    292,200    $      0    $4,223,808(5)
 Chairman and Chief     1995  657,044  376,650         --              0    205,700           0        49,248(5)
 Executive Officer
Lawrence J. Toal(6)     1996  500,000  285,000         --              0     65,900           0        28,846(7)
 President and Chief    1995  425,000  209,250         --              0     51,400     606,150        17,658(7)
 Operating Officer      1994  365,000  170,000         --              0     76,300           0         5,896(7)
Carlos R. Munoz(8)      1996  290,000  105,000         --              0     18,200           0        11,046(7)
 Chief Credit Officer   1995  195,673  157,500(9)      --         66,000     20,000           0             0
D. James Daras          1996  250,000  130,000         --              0     26,900           0        14,702(7)
 Treasurer and Asset/   1995  225,000  100,000         --              0     17,100     115,088         9,478(7)
 Liability Executive    1994  175,000   66,000         --              0     15,700           0         2,867(7)
Cody T Sickle(10)       1996  240,000  115,000         --              0     23,400           0        14,192(7)
 General Manager,       1995  216,986   90,000         --              0     17,100           0        15,635(7)
 Consumer Banking
 Services

----------------
 (1) Bonuses are reported in the year that the named executive officer rendered the services to which the bonus relates, even though the amounts shown may actually be paid to the named executive officer in a subsequent year.
 (2) At December 31, 1996, Mr. Munoz held 8,000 shares of Restricted Stock having a value of $110,000. Dividends will be paid, and other distributions made, on all shares of Restricted Stock to the same extent that dividends are declared and paid, or other distributions are made, on shares of Common Stock in general, provided such shares of Restricted Stock are held on the record date determined for the payment of dividends, or the making of other distributions, if any, on Common Stock.
 (3) Any amounts indicated represent the actually realized value of shares of deferred stock granted to the named executive officer in 1994 that were paid out in 1995 in connection with the Merger pursuant to the terms of the grants and the plan under which they were granted.
 (4) Mr. Large joined Dime upon consummation of the Merger in January 1995, and his annual rate of salary for 1995 was $675,000. Mr. Large retired as Chief Executive Officer of Dime Bancorp (and as Chairman of the Board and Chief Executive Officer of Dime Savings) effective as of December 31, 1996.
 (5) The amounts shown reflect matching and supplemental allocations by Dime on behalf of Mr. Large under certain defined contribution plans and arrangements in the aggregate amounts of $40,731 and $41,420 in 1996 and 1995, respectively, and certain payments made by Dime to reimburse Mr. Large for a portion of the premiums paid by him for life insurance. The amount shown for 1996 also reflects $183,077 paid to Mr. Large in connection with his retirement for 68 unused vacation days, 48 of which had been carried over from prior years, in accordance with Dime policy, and $4,000,000 accrued by Dime during 1996 in connection with his retirement, which was paid to Mr. Large in March 1997. (See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" below.)
 (6) Mr. Toal became Chief Executive Officer of Dime Bancorp (and Chairman of the Board and Chief Executive Officer of Dime Savings) on January 1, 1997.
 (7) The amounts set forth reflect matching and supplemental allocations by Dime on behalf of the named executive officer under certain defined contribution plans and arrangements.
 (8) Mr. Munoz joined Dime in April 1995 at an annual rate of salary of $275,000.
 (9) The amount shown represents a $75,000 cash bonus paid to Mr. Munoz upon joining Dime in April 1995 and an incentive bonus for 1995 of $82,500.
(10) Mr. Sickle joined Dime upon consummation of the Merger in January 1995 at an annual rate of salary of $225,000. It is currently contemplated that his employment with Dime will terminate during the second quarter of 1997.

   The following table contains information concerning the grant of Options and tandem SARs to the named executive officers during the year ended December 31, 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS
                         ----------------------------------------------------------------------------------
                                                % OF TOTAL
                         NUMBER OF SECURITIES  OPTIONS/SARS
                              UNDERLYING        GRANTED TO                                     GRANT DATE
                             OPTIONS/SARS      EMPLOYEES IN  EXERCISE OR BASE                 PRESENT VALUE
          NAME                GRANTED(1)      FISCAL YEAR(2)   PRICE ($/SH)   EXPIRATION DATE   ($)(3)(4)
          ----           -------------------- -------------- ---------------- --------------- -------------
James M. Large, Jr......       115,200             12.1%          $11.375         2/23/07       $757,210
                               177,000(5)          18.6            14.75         12/31/98        594,897
Lawrence J. Toal........        65,900              6.9            11.375         2/23/07        433,161
Carlos R. Munoz.........        18,200              1.9            11.50          1/25/07        119,574
D. James Daras..........        26,900              2.8            11.50          1/25/07        176,733
Cody T Sickle...........        23,400              2.5            11.50          1/25/07        153,738

----------------
(1) The Options shown become exercisable at a rate of one-third per year commencing one year from the date of the grant (except for the Option described in footnote 5 below).
(2) All of the awards reflected in the table consisted of Options with tandem SARs (except for the Option described in footnote 5 below). The percentage set forth in this column reflects the relationship between the number of Options (with tandem SARs, as applicable) granted to the named executive officer and the number of Options (whether or not with tandem
     SARs) granted to all employees in the fiscal year.
(3) The estimated value shown, which was determined by application of the Black-Scholes option pricing model, was developed solely for purposes of comparative disclosure in accordance with the regulations of the Commission and does not necessarily reflect Dime Bancorp's view of the appropriate value or methodology for purposes of financial reporting. Use of this model should not be viewed in any way as a forecast of the future performance of the Common Stock, volatility or dividend policy. No adjustments have been made for forfeitures or non-transferability.
(4) The estimated present value of the Options shown is based upon historical experience and for the Options granted to (a) each of Mr. Large (except for the Option described in footnote 5 below) and Mr. Toal is $6.573 per share, (b) each of Mr. Munoz, Mr. Daras, and Mr. Sickle is $6.570 per share. Volatility calculated over 180 trading days prior to the date of grant was: (i) .2843 for the Options granted to each of Mr. Large (except for the Option described in footnote 5 below) and Mr. Toal, and (ii) .2886 for the Options granted to each of Mr. Munoz, Mr. Daras, and Mr. Sickle.
   Risk-Free Rate of Return, representing the interest rate on a United
   States Treasury security with a maturity date corresponding to the term of the Options: (a) 6.00% for the Options granted to each of Mr. Large (except for the Option described in footnote 5 below) and Mr. Toal, and
   (b) 6.30% for the Options granted to each of Mr. Munoz, Mr. Daras, and Mr. Sickle.
   Dividend Yield for all Options shown: 0%.
   Time of Exercise for all Options shown: 11 years (except for the Option described in footnote 5 below).
(5) This Option was granted to Mr. Large on December 31, 1996 and was conditioned upon his exercise of a prior Option regarding an identical number of shares, which exercise served to extinguish an accelerated cash payment right with respect to the Option exercised (which right would otherwise have become exercisable upon his retirement); this Option became exercisable on January 1, 1997 and expires on December 31, 1998. The estimated present value for this Option is based upon historical experience and is $3.361 per share. Volatility calculated over 180 days prior to the date of the grant of this Option was .3180. Risk-Free Rate of Return for this Option, representing the interest rate on a United States Treasury security with a maturity date closest to December 31, 1998, is 5.91%.

   The following table sets forth information with respect to the aggregate number of unexercised Options to purchase Common Stock granted in all years to the named executive officers and held by them as of December 31, 1996 and the value of unexercised in-the-money Options (i.e., Options that had a positive spread between the exercise price and the fair market value of Common Stock) as of December 31, 1996. None of the named executive officers exercised options during the fiscal year ended December 31, 1996, except for James M. Large, Jr. Dime has not granted any freestanding SARs to the named executive officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES  VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED     IN-THE-MONEY
                                                               OPTIONS/SARS AT          OPTIONS AT
                                                             DECEMBER 31, 1996(1)  DECEMBER 31, 1996(1)
                                                            ---------------------- --------------------
                          SHARES ACQUIRED                        EXERCISABLE/          EXERCISABLE/
          NAME              ON EXERCISE   VALUE REALIZED(2)     UNEXERCISABLE         UNEXERCISABLE
          ----            --------------- ----------------- ---------------------- --------------------
James M. Large, Jr.(3)..      762,401        $8,728,646              0/429,334     $        0/1,211,604
Lawrence J. Toal........            0                 0        264,891/100,167      2,613,331/  428,015
Carlos R. Munoz.........            0                 0          6,666/ 31,534         36,663/  132,487
D. James Daras..........            0                 0         49,665/ 38,300        465,250/  155,825
Cody T Sickle...........            0                 0         39,330/ 34,800        289,979/  144,450

----------------
(1) Effective upon the consummation of the Merger, all previously unexercisable options granted pursuant to Dime's stock incentive plans prior to that date (except for the Dime Bancorp, Inc. Stock Incentive Plan and the Stock Incentive Plan for Outside Directors and awards made to certain Anchor employees in December 1994) became exercisable pursuant to the terms of those plans. The amounts shown for Mr. Large and Mr. Sickle reflect adjustments made upon consummation of the Merger to the number of shares underlying certain options, and the exercise price thereof, pursuant to the anti-dilution provisions of the plans under which these securities were issued.
(2) The value realized as shown represents the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the option.
(3) The options shown for Mr. Large will continue to be exercisable until the expiration of 11 years from the date of grant, notwithstanding the termination of his employment on December 31, 1996, except for 177,000 options (without tandem SARs) granted to Mr. Large on December 31, 1996, which became exercisable after his retirement on December 31, 1996 and will remain exercisable until December 31, 1998.

   The following table shows the estimated annual pension benefits payable to a covered member at normal retirement age (age 65) under the Retirement Plan of Dime Bancorp, Inc. (the "Retirement Plan") and the Benefit Restoration Plan of The Dime Savings Bank of New York, FSB (the "Benefit Restoration Plan" and, together with the Retirement Plan, the "Plans") based on compensation covered under the Plans and years of creditable service with Dime Savings or certain affiliates of Dime. The Benefit Restoration Plan provides benefits that would otherwise be denied a member because of certain limitations on benefits under the Retirement Plan imposed by the Internal Revenue Code. Each of the Plans also credits prior service with Anchor Bancorp, Anchor Savings, and certain of their affiliates (the "Anchor Entities"), to the extent that service had been credited under the Anchor Savings Bank FSB Retirement Plan (the "Anchor Retirement Plan") and the Anchor Savings Bank FSB Benefit Maintenance Plan (the "Benefit Maintenance Plan"). Earnings with the Anchor Entities are also credited. The Anchor Retirement Plan has been merged into the Retirement Plan, and the Benefit Maintenance Plan has been merged into the Benefit Restoration Plan.

                              PENSION PLAN TABLE

                                            YEARS OF CREDITABLE SERVICE
                                    --------------------------------------------
REMUNERATION                        15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS
------------                        -------- -------- -------- -------- --------
$125,000........................... $ 32,813 $ 43,750 $ 54,688 $ 65,625 $ 75,000
 150,000...........................   39,375   52,500   65,625   78,750   90,000
 175,000...........................   45,938   61,250   76,563   91,875  105,000
 200,000...........................   52,500   70,000   87,500  105,000  120,000
 225,000...........................   59,063   78,750   98,438  118,125  135,000
 250,000...........................   65,625   87,500  109,375  131,250  150,000
 300,000...........................   78,750  105,000  131,250  157,500  180,000
 400,000...........................  105,000  140,000  175,000  210,000  240,000
 450,000...........................  118,125  157,500  196,875  236,250  270,000
 500,000...........................  131,250  175,000  218,750  262,500  300,000
 600,000...........................  157,500  210,000  262,500  315,000  360,000
 700,000...........................  183,750  245,000  306,250  367,500  420,000
 800,000...........................  210,000  280,000  350,000  420,000  480,000
 840,000...........................  220,500  294,000  367,500  441,000  504,000

   A member's compensation covered by the Plans is the product of 12 times his or her average monthly compensation for the 36 consecutive months of service during which the member's compensation was the highest or, if the member's service is less than 36 months, then for the entire period of service. For these purposes, covered compensation for the named executive officers includes salary, but not bonus and other annual compensation, reported in the "Annual Compensation" columns of the Summary Compensation Table. The benefit levels set forth in the Pension Plan Table are based on the years of creditable service shown in the table, continued existence of the Plans without material change, and payment of benefits in the form of a single life annuity (rather than in other available forms). They also assume that benefits will be payable on the basis of the Retirement Plan's basic formula relating to new accruals.(/1/) The benefits listed in the Pension Plan Table are not subject to any reduction for Social Security contributions or benefits or any other offset (although a minimum benefit provided under the Plans with respect to certain prior service is subject to a deduction measured by Social Security benefits, and the minimum benefit provided with respect to benefits earned prior to the merger of the Anchor and Dime plans is also calculated after considering an offset with respect to compensation earned that is not in excess of Social Security covered compensation). However, such benefits reflect the application of the maximum benefit limit under the Plans of 60% of covered compensation.
----------------
(/1/)Under the Plans, a minimum benefit is provided to former participants under the Anchor Retirement Plan (as supplemented by the Benefit Maintenance Plan) based on accruals under the different terms of those plans prior to their respective mergers with the Plans. The minimum benefit so provided (after aggregating Plan benefits) will not affect any of the named executive officers.

   Because Mr. Large participated in the Dime Bancorp Supplemental Retirement Plan ("SERP"), he will not separately receive a benefit related to the Retirement Plan benefit under the Benefit Restoration Plan. The SERP provides for an annual benefit equal to a pension goal percentage (between 30% and 60%) multiplied by Average Compensation (as defined) payable over the life of each participant ("Participant") after the Participant's retirement at or after age 65 or, in certain instances, a reduced 50% or 100% joint and survivor form of benefit. Additional forms of benefit, including 5-, 10-, or 15-year-certain life annuities, are available, and the Compensation Committee can direct that an actuarially equivalent lump sum be paid at termination of service in lieu of annuities. For these purposes, Average Compensation is the highest average annual base salary and other taxable cash-based compensation earned over three consecutive years out of the Participant's last ten years of employment (or such other period designated by the Compensation Committee), with incentive compensation deemed allocated and paid over the period over which it was earned. The SERP benefit is offset by other retirement benefits provided under qualified defined benefit plans of Dime Bancorp and Dime Savings (such as the Retirement Plan), as well as the Benefit Restoration Plan and other contractual benefits to the extent they relate to the benefits under a Dime qualified defined benefit plan. The SERP provides that benefits may commence, in a reduced amount, if the Participant terminates service before age 65 but, unless the Compensation Committee directs otherwise, no earlier than age 55. The SERP also provides for a death benefit to be paid to a Participant's surviving spouse or minor children in the event that the Participant dies prior to the start of his or her benefits under the SERP. Death benefits will not commence to be paid until the month that the Participant would have attained age 55 had he or she lived. Benefits under the SERP generally vest based on the period of employment by the Participant, with partial vesting after five years, increasing to full vesting after ten years. The SERP counts service both before and during SERP participation for these purposes. Accelerated vesting applies if employment terminates after a change in control (as defined, and not including the Merger), and the Compensation Committee can alter the vesting schedule. Except with respect to vesting rights, and except to the extent that compensation considered under the SERP may increase over a period of time, the SERP benefit does not increase based on years of service.

   The SERP goal for Mr. Large was set during 1995 at 60%, with average compensation to be determined over a 24-month period (including Anchor compensation), and with vesting service counting prior Anchor service. Mr. Large's SERP benefit was fully vested in connection with his retirement on December 31, 1996. Mr. Large's SERP benefit (after offset by a $12,770 Retirement Plan benefit payable in the form of a 100% joint and survivor annuity), commencing at age 65 and stated in the form of a 100% joint and survivor annuity with his wife as joint annuitant, totals $408,786 per year.

   Mr. Toal's previous employment agreement provided that, upon his retirement from Dime Savings, he was to receive, in addition to benefits under the Plans, a supplemental retirement benefit based on 1.75% of his base salary with respect to his first ten years of service. His current employment agreement provides for a SERP benefit in lieu of this benefit. Mr. Toal did not participate in the SERP during 1996, but as of January 1, 1997, Mr. Toal had, in connection with his new employment agreement, accrued a SERP benefit (which will be offset by his Retirement Plan and related Benefit Restoration Plan benefits), commencing at age 65 in the form of a single life annuity, of approximately $325,708. Mr. Toal was then 50% vested in that benefit. None of the other named executive officers in the summary compensation table currently participates in the SERP.

   The respective completed years of creditable service under the Retirement Plan and, as appropriate, the Benefit Restoration Plan as of December 31, 1996 for each of the named executive officers are as follows: James M. Large, Jr., 6 years; Lawrence J. Toal, 5 years; Carlos R. Munoz, 1 year; D. James Daras, 6 years; and Cody T Sickle, 24 years.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

   Dime Savings has employment agreements with Messrs. Toal, Munoz, and Daras and a benefits continuation agreement with Mr. Sickle. During 1996, Dime Savings also had an employment agreement with Mr. Large.

   Agreement with Mr. Toal. Effective as of January 1, 1997, Dime Savings entered into a new employment agreement with Mr. Toal (the "Toal Agreement"), which replaced a previous employment agreement that applied prior to his becoming Chief Executive Officer of Dime Savings. The initial term of the Toal Agreement extends to March 1, 2000, with automatic renewal for one additional year to occur on each of March 1, 1998 and March 1, 1999, and automatic renewal for an additional period until Mr. Toal's 65th birthday (April 19, 2002) to occur on March 1, 2000, unless, in each instance, prior notice of non-renewal is given by Mr. Toal or Dime Savings. Dime Bancorp is jointly and severally liable for the obligations of Dime Savings under the Toal Agreement.

   The Toal Agreement provides that Mr. Toal will serve, throughout its term, as Chief Executive Officer, President, and Chief Operating Officer of each of Dime Bancorp and Dime Savings and as Chairman of the Board of Dime Savings. Under the Toal Agreement, Mr. Toal will receive a base salary of $650,000, which may be subsequently increased (but not decreased) by the Board of Directors. Mr. Toal also will be eligible to participate in an annual cash bonus program (with a target bonus opportunity of at least 50% of his base salary) and long-term incentive program and is provided with certain perquisites.

   Under the Toal Agreement, Mr. Toal also participates in the SERP, with a pension goal of not less than 50% based on average compensation and vesting over ten years of service. (Mr. Toal's SERP benefit is described in more detail above.) However, pursuant to the Toal Agreement, Mr. Toal will be fully vested in his SERP benefit in the event of a termination of his employment (other than for cause) in connection with a hostile change in control (as described below) that otherwise would trigger a right to change in control-related benefits. In the event of any other termination of employment that would trigger a right to change in control-related benefits, or any other involuntary termination of Mr. Toal's employment (other than for cause), Mr. Toal will receive service credit for SERP vesting purposes as if he had remained in employment until the end of the term of the Toal Agreement then in effect. In addition, when applying the average compensation definition under the SERP, in the event of any termination of Mr. Toal's employment that would trigger a right to change in control-related benefits, or any other involuntary termination of Mr. Toal's employment (other than for cause), average compensation will be determined as if Mr. Toal had continued service throughout the then applicable term of the Toal Agreement and earned an assumed annual bonus based upon a formula set forth in the Toal Agreement.

   In the event of Mr. Toal's disability, the Toal Agreement provides that Mr. Toal will receive a sum equal to his annual salary in the first year of such disability and a sum equal to 75% of his annual salary for each year thereafter throughout the duration of the disability up to age 65, with continued life, medical, and dental coverage for the same period.

   If Mr. Toal's employment is terminated by Dime Savings (other than for cause), Mr. Toal will receive a lump sum payment equal to two times his annual salary, as well as continuation, until the later to occur of the 18-month anniversary of the date of termination or the end of the remaining term of the Toal Agreement at the effective date of termination, of life, medical and dental insurance coverage, subject to certain conditions. If Mr. Toal voluntarily terminates his employment (except as provided below), generally no additional benefits will be provided to him. Similarly, in general, no continuing benefits are otherwise to be provided to Mr. Toal upon the expiration of the term of the Toal Agreement on Mr. Toal's 65th birthday, other than the SERP, the Key Executive Life Insurance/Death Benefit Plan of Dime Savings (the "Key Life Plan") (described below), and other retiree benefits otherwise payable to him.

   The Toal Agreement also provides for specified benefits following a "change in control." For these purposes, a "change in control" is defined to include
(1) the reorganization, merger, or consolidation of either Dime Bancorp or Dime Savings with any other entity (or the issuance of Dime voting securities as consideration in a reorganization, merger, or consolidation of a Dime subsidiary with any other entity), whether or not the Dime Board of Directors recommended approval of the reorganization, merger, or consolidation, unless Dime voting securities outstanding before the event would continue to represent at least 65% of the outstanding voting securities of the surviving entity after the reorganization, merger, or consolidation; (2) the acquisition of more than 35% of the voting power of Dime Bancorp or Dime Savings by any person or entity; (3) the execution of a binding agreement for one of the events described in (1) or (2) (unless abandoned); and (4) certain other circumstances specified in the Toal Agreement.

   If following a change in control Mr. Toal's employment is involuntarily terminated (other than for cause) during the term of the Toal Agreement in effect at the time of the change in control, or if Mr. Toal terminates his employment during such term after (a) he has not been re-elected to the positions set forth above (or, if Dime Bancorp or Dime Savings is not the surviving ultimate parent entity in the transaction giving rise to the change in control, elected as chief executive officer of the ultimate parent entity),
(b) there has been a notice of non-renewal of the Toal Agreement other than for cause, or (c) there is a material change in Mr. Toal's functions, duties, or responsibilities to a level of lesser responsibility, importance, or scope, Mr. Toal will be entitled to the SERP enhancement described above, as well as other benefits. These additional benefits include a lump sum equal to one and one-half times his "Annual Compensation," as well as (to the extent permissible under the underlying plan) continued exercisability of all vested Options as if there had not been a termination of employment, and continued disability, medical, and dental insurance coverage for Mr. Toal and his spouse for the remainder of their lives, subject to certain conditions. For these purposes, "Annual Compensation" at any time means the sum of his annual salary plus an assumed annual bonus based upon a formula set forth in the Toal Agreement.

   In addition, following a change in control and a termination of Mr. Toal's employment triggering the right to change in control-related benefits, the Toal Agreement provides that Dime Savings will enter into a consulting agreement with Mr. Toal. Under such consulting agreement, Mr. Toal will make available consulting services, on a substantially full-time basis, with respect to certain specified matters, as well as other matters reasonably requested. The consulting agreement will have an 18-month term, during which Mr. Toal will receive compensation based on the rate of "Annual Compensation" described above. Dime Savings may only terminate the consulting agreement upon Mr. Toal's death or permanent disability or for cause.

   If, however, the change in control constitutes a "hostile change in control," the benefits to be paid to Mr. Toal will be somewhat different. In that instance, if Mr. Toal's employment terminates so as to trigger the right to change in control-related benefits, Mr. Toal will be paid a lump sum equal to three times his Annual Compensation. Neither Mr. Toal nor Dime Savings, however, would be required to enter into a consulting agreement. For these purposes, a "hostile change in control" includes a reorganization, merger, or consolidation of Dime Bancorp or Dime Savings that would otherwise constitute a change in control, except that it was not recommended to Dime Bancorp's stockholders by the Board of Directors for approval, or one of the other change in control events described above (other than the event that is the execution of a binding agreement) that the Dime Board of Directors determines is a hostile change in control. In addition, if it is an express condition to the consummation of a change in control event that it not be declared a hostile change in control, it will be deemed a hostile change in control, whether or not so declared.

   The Toal Agreement provides that, if amounts become payable other than as a result of events following a hostile change in control, and if those amounts would be deemed to constitute parachute payments within the meaning of Section 280G of the Internal Revenue Code that would, when added to other similar amounts, result in an excise tax under Section 4999 of the Internal Revenue Code, they will be reduced to avoid the imposition of such excise tax. However, the SERP benefit described above will not be so reduced. In the event of a hostile change in control, or in the absence of a hostile change in control, in the event that the SERP benefit results in the imposition of such an excise tax (but after the reduction of other benefits, as described above), Dime Savings will make an additional payment or payments so as to provide Mr. Toal with the benefits he would have received in the absence of such tax.

   Agreement With Mr. Large. In connection with the Merger, Dime Savings in 1995 assumed a prior employment agreement between Mr. Large and Anchor Savings (the "Large Agreement"), which at the time of the Merger extended to March 1, 1998 and which was subsequently extended to March 1, 2000. The Large

Agreement provided that Mr. Large was to serve, during its term, as Chairman and Chief Executive Officer of Dime Bancorp and Dime Savings, as well as a director and Chairman of the Executive Committee of Dime Bancorp and Dime Savings.

   Under the Large Agreement, Mr. Large was to receive a base salary fixed by the Dime Board of Directors, but in no case less than the sum of $540,000 plus any subsequent increases. Under the Large Agreement, Mr. Large was eligible to participate in an annual cash bonus program (with a target bonus opportunity of a least 50% of his base salary) and long-term incentive program. Under the Large Agreement, Mr. Large also participated in the SERP, with a pension goal of not less than 50% based on average compensation and vesting over ten years of service. (Mr. Large's SERP benefit is described in more detail above.) However, pursuant to the Large Agreement, Mr. Large was to be fully vested in his SERP benefit in the event his employment was terminated by Dime Savings or the Large Agreement was not renewed, other than for cause.

   The Large Agreement provided that Mr. Large's employment could be terminated by Dime Savings upon the vote of a majority of its entire board of directors and that such a termination would also result in a termination of the Large Agreement. If so involuntarily terminated, other than for cause, including a failure to re-elect or reappoint Mr. Large to the positions set forth above, or if Mr. Large's employment were deemed to have been involuntarily terminated on account of a material change in his functions or duties, the Large Agreement provided that Mr. Large would have been entitled to receive the following benefits: (i) a lump sum payment equal to three times his annual compensation immediately prior to termination, which is defined as the sum of annual salary plus 100% of any bonus and other cash incentives for which he was then eligible; (ii) generally, the continuation of disability coverage for three years, and life, medical and dental coverage for the remainder of his life and the life of his spouse, subject to certain conditions; (iii) to the extent permitted under the relevant plan, continued exercisability of each vested Option as if there had been no termination of employment; and (iv) full vesting of his SERP benefit as described above. If Mr. Large voluntarily terminated his employment (except as provided below), generally no additional benefits were to be provided to him.

   The Large Agreement also provided for certain life insurance and death benefits. Mr. Large was reimbursed for certain life insurance payments made in connection with benefits to be provided under the terms of the Key Life Plan, together with a payment sufficient to reimburse Mr. Large for the taxes on the income related to reimbursement of his payments for the first $1 million of such life insurance coverage.

   The Large Agreement also provided for specified benefits following a change in control. For these purposes, a change in control was generally defined in the same manner as under the Toal Agreement. Under the Large Agreement, the Merger did not constitute a change in control.

   Under certain circumstances, Mr. Large was entitled to receive additional benefits (including enhanced health insurance) to the extent his prior employment agreement with Anchor Savings would have provided him compensation rights or benefits in excess of amounts otherwise provided to Mr. Large under the Large Agreement.

   Under the Large Agreement, if any of the compensation and other benefits payable to Mr. Large resulted in additional tax under Section 4999 of the Internal Revenue Code, Dime Savings would have made an additional payment so as to provide Mr. Large with the benefits he would have received in the absence of such tax.

   During 1996, Dime Savings entered into an agreement with Mr. Large (the "1996 Large Agreement") whereby Mr. Large would remain employed by Dime Savings until December 31, 1996, at which date he would retire. The 1996 Large Agreement provided that the Large Agreement would continue to govern his employment until December 31, 1996, but that, upon his retirement, the Large Agreement (except with respect to certain continuing provisions) would be extinguished and the 1996 Large Agreement would govern the benefits to be provided to him. Under the 1996 Large Agreement, subsequent to his retirement, Mr. Large was to be paid a lump sum payment of $4 million and was to be provided with medical and dental insurance coverage for himself and his wife for their remaining lives, subject to certain conditions. The 1996 Large Agreement also specified that Mr. Large was fully vested in his death benefit (in the amount of $6.48 million) under the Key Life Plan and that each of his vested stock options would remain exercisable for their remaining term (to the extent permitted by the underlying stock option plan), as if there had not been a termination of his employment. The 1996 Large Agreement also provided that Mr. Large's SERP benefit (described in more detail above) would be fully vested and that he would continue to be entitled to benefits under the terms of other Dime benefit plans in which he participated.

   Other Agreements. Mr. Daras and Mr. Munoz (the "executive officers") are each party to an employment agreement with Dime Savings, with a current term until March 1, 1998. Mr. Munoz's agreement was initially entered into in April 1995. Mr. Daras's agreement was initially entered into in 1994, and was amended in early 1997. (The agreements with Messrs. Daras and Munoz are collectively referred to as the "Employment Agreements.")

   Each of the Employment Agreements provides for an annual salary that is subject to periodic review and possible increase or up to a 25% decrease. If the executive officer becomes permanently disabled and his Employment Agreement is terminated by Dime Savings for that reason, Dime Savings will pay the individual his annual salary for up to one year, less the maximum benefit available under Dime Savings' disability insurance coverage, and will generally continue to provide certain benefits for the remaining term in effect.

   Each of the Employment Agreements provides that, if Dime Savings terminates the individual's employment without cause, he is generally entitled to a continuation of his salary and certain benefits for a period of between six and 18 months, depending on his length of employment and his age at the time of termination.

   Each of the Employment Agreements provides for certain severance payments and benefits following a change in control of Dime Savings if the Employment Agreement is terminated by (a) Dime Savings without cause or (b) the executive officer during the term in effect at the time of the change in control after a decrease in his annual salary or a material downgrading in his duties or responsibilities. For these purposes, a change in control is defined in the same manner as under the Toal Agreement. (While the Merger constituted a change in control under the terms of the Employment Agreement with Mr. Daras, the term then in effect only ran until March 1, 1996.) The benefits that apply in the circumstances outlined above in the event of a change in control (but without any tax gross-up as described below) may also apply if the executive officer otherwise voluntarily terminates employment within 90 days (or if shorter, the remaining term) after certain non-Board-approved change in control events. The benefits to be provided to each of the executive officers in such events will be (i) payment equal to three times the sum of the officer's annual salary and target cash incentives for which the officer was eligible immediately before the termination, and (ii) continuation of all life, disability, medical, and dental insurance coverage for the remaining term of the Employment Agreement at the time of the termination, subject to certain conditions. The Employment Agreements also include a provision for continued exercisability of all vested Options for the remainder of their terms and continued vesting and exercisability of all non-vested Options as if there had not been a termination of service upon a change in control (to the extent permitted by the relevant plan under which the Options were granted). The Employment Agreements additionally include a provision for supplemental pension benefits to replace any accrued pension benefits that are lost because they were not vested, with a death benefit to apply in certain instances with respect to the supplemental pension benefits.

   Under the Employment Agreements, in certain instances upon a change in control (but excepting payment upon certain voluntary terminations), if any of the compensation or other benefits payable to the executive officers results in additional tax under Section 4999 of the Internal Revenue Code, Dime Savings will make additional payments so as to provide the executive officers with the benefits they would have received in the absence of such tax. However, in the absence of a hostile change in control (as described above in the summary of the Toal Agreement), the lump sum payment to Mr. Daras will not be subject to this "gross-up" provision, but instead will be limited so as to avoid the additional tax, except that it shall not be reduced below two times the sum of his annual salary and cash incentives for which he is eligible immediately before the termination. If the full "two-times" payment is made solely because of the limitation on the otherwise applicable reduction, a "gross-up" payment will be made. With respect to the Employment Agreements, and the agreements for each of the other named executive officers, Dime will not be entitled to a federal income tax deduction for any "excess parachute payments," including any additional amounts paid pursuant to the "gross-up" provisions of their respective employment agreements with regard to such taxes.

   Mr. Sickle's employment with Dime is expected to terminate during the second quarter of 1997. In connection with such termination of employment, Mr. Sickle will be paid a lump sum payment equal to three times his annual salary and target cash incentives for which he was eligible immediately before the termination, which is expected to be $1,207,500. In addition, he will generally be entitled to receive continued medical, life, disability, and dental insurance coverage through March 1, 1998. His stock options will also continue to vest, and remain exercisable throughout their term, as if there had not been a termination of service (to the extent permitted by the relevant plan), and he will have the right to be held harmless regarding any additional tax that might be applicable under Section 4999 of the Internal Revenue Code.

   Each of Messrs. Large, Toal, Munoz, Daras, and Sickle participates in the Key Life Plan, which provides life insurance coverage during their employment generally up to six times the sum of the named executive officer's base salary plus target incentive amounts for the preceding year (three times such amount in the case of Mr. Daras), for which the participant pays a scheduled premium. If the participant terminates employment when eligible to retire under the Retirement Plan, the life insurance coverage converts into the right to a death benefit in the same amount for each of the named executive officers (67% of that amount for Mr. Daras), with no additional contributions required by the participant. If the participant terminates employment before becoming eligible for retirement under the qualified retirement plan, the participant may continue life insurance coverage until age 65 by paying the required premiums and, at that age, can convert to such death benefit, to the extent such benefit has otherwise vested. Vesting in the death benefit depends on service with Dime as a participant in the Key Life Plan, with graded vesting over ten years and full vesting upon retirement under the Retirement Plan. Full vesting in the death benefit also applies for certain participants (including all of the named executive officers) in the event of a "change in control" of Dime, as defined in the Key Life Plan. (For Mr. Toal and Mr. Daras, full vesting occurred in connection with the Merger.)

   In addition to the severance payments and benefits described above, awards of stock options, Restricted Stock, and certain other stock-based awards to Dime employees, including the named executive officers, will generally vest upon a change in control of Dime.

   Each of the Employment Agreements includes provisions conditioning payments thereunder on compliance with statutory and regulatory restrictions.

COMPARISON OF FIVE-YEAR RETURN TO STOCKHOLDERS

   Set forth below is a line-graph presentation comparing, for the period commencing on the market close on December 31, 1991 through and including December 31, 1996, the yearly percentage change in Dime's cumulative total stockholder return with the cumulative total return of the Standard & Poor's ("S&P") 500 Stock Index and the S&P Financial Index.(/1/)

                                                                     PERIOD ENDING
                      --------------------------------------------------------------------------------------------------------------
Index                  12/31/91          12/31/92            12/31/93          12/31/94            12/31/95           12/31/96
------------------------------------------------------------------------------------------------------------------------------------
Dime Bancorp, Inc.      100.00            174.07               240.74            229.63              344.44             437.04
S&P 500                 100.00            107.62               118.47            120.03              165.13             202.89
S&P Financial Index     100.00            123.37               136.60            131.61              202.63             273.93

----------------
(/1/)Assumes $100 invested on December 31, 1991 in each of Dime's common stock, the S&P 500 Index, and the S&P Financial Index. Total return assumes reinvestment of dividends and other distributions.

CERTAIN TRANSACTIONS

   Ira T. Wender, a director, is the sole owner of Ira T. Wender, P.C., which has provided service as of counsel to the law firm of Patterson, Belknap, Webb & Tyler LLP since January 1994. Patterson, Belknap, Webb & Tyler LLP provided legal services to Dime in 1996 involving general corporate, commercial real estate lending, litigation, executive compensation and employee benefit matters. Dime has retained that firm to provide legal services during 1997 but cannot at present reasonably estimate the amount of related legal fees to be incurred.

   Derrick D. Cephas, a director, is a partner in the law firm of Cadwalader, Wickersham & Taft, which provided legal services to Dime in 1996 involving one arbitration matter. Dime has retained this firm to provide similar services during 1997 but cannot at present reasonably estimate the amount of related legal fees to be incurred.

   In January 1997, Dime Savings entered into an agreement with Teamwork Management, Inc., a corporation wholly-owned by Richard W. Dalrymple, a director of Dime ("TMI"), pursuant to which TMI will provide Dime Savings with certain executive recruiting services. The estimated amount to be paid to TMI in connection with the initial assignment under this agreement is approximately $78,000. It is currently contemplated that additional recruiting assignments may be given by Dime Savings to TMI in the future pursuant to this agreement as the need arises. However, because the nature and amount of such additional assignments, if any, are not currently known, Dime cannot at present reasonably estimate the amount of any payments that may be made to TMI in consideration for such future services.

LOANS TO MANAGEMENT

   Directors and officers of Dime and its associates were customers of and had transactions, including loans, with Dime Savings in the ordinary course of business during 1996. All of such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons (except that Dime Savings' policy is to waive certain closing costs with respect to mortgage loans made to employees), and none of such transactions involved more than the normal risk of collectability or presented other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Dime Bancorp's directors and executive officers to file reports of ownership and changes in ownership of their equity securities of Dime Bancorp with the Commission and the New York Stock Exchange and to furnish Dime Bancorp with copies of all such reports.

   Based solely upon a review of the copies of these Form 3, 4, and 5 reports and amendments thereto received by Dime, and certain written representations received from Dime's directors and executive officers (including former directors and executive officers, as applicable), Dime believes that all filing requirements applicable to such persons were complied with for 1996, and Dime does not know of any such persons who may have failed to file on a timely basis any required Form, except as follows:

   One director, Mrs. Kopp, did not file a timely report on Form 5 with respect to the acquisition of Common Stock, in one transaction, by her husband. Upon discovery of this error, the acquisition of these shares was promptly reported on a Form 5 filed in March 1997. Mrs. Kopp disclaims beneficial ownership of all shares owned by or in trust for her husband.

   In the Form 3 filed when he became an executive officer and director of Dime Bancorp upon consummation of the Merger in January 1995, Mr. Large, who is currently a director of Dime Bancorp, inadvertently did not include an accelerated cash payment right that had been granted to him in connection with a related Option under a stock option plan of Anchor in a transaction exempt from Section 16(b) of the Exchange Act, which Option was assumed by Dime, with adjustments to the exercise price and number of shares, in connection with the Merger. This right was to become exercisable in lieu of the related Option only upon the termination of Mr. Large's employment if the related Option had not already been exercised. The reporting error was discovered during an analysis of Mr. Large's benefits undertaken in connection with his retirement on December 31, 1996 and promptly reported on an amended Form 3 filed in January 1997. When the related Option was exercised prior to the termination of Mr. Large's employment, the right was extinguished.

   Each of D. James Daras, an executive officer of Dime Bancorp, and Jenne K. Britell and Edward B. Ruggiero, who are now former executive officers of Dime Bancorp, inadvertently did not report on their Form 5 filings for Dime's 1994 and 1995 fiscal years certain units of Phantom Stock acquired in transactions exempt under Section 16(b) of the Exchange Act, for their respective accounts under the portion of the Benefit Restoration Plan related to the Retirement 401(k) Investment Plan of Dime Bancorp, Inc. (the "401(k) Plan") during those years. In connection with a review of Dime Bancorp's stock-based benefit plans initiated in light of recent amendments to the rules of the Commission promulgated under Section 16 of the Exchange Act (the "Section 16 Rules"), it was determined that the acquisitions of Phantom Stock by these individuals in 1994 and 1995 should have been reported previously, and as permitted under the
Section 16 Rules, the Phantom Stock so acquired in 1994 and 1995, along with Phantom Stock acquired in 1996, was reported on their respective Form 5 filings for Dime's 1996 fiscal year.

          STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

   The following table sets forth information as of January 31, 1997 (except as noted below) as to Common Stock owned by (a) each of Dime Bancorp's directors, (b) each of the named executive officers, (c) all of Dime Bancorp's directors and executive officers as a group, and (d) each person who, to Dime Bancorp's knowledge, beneficially owned more than 5% of the outstanding Common Stock.

   NAME OF BENEFICIAL OWNER              SHARES OF COMMON STOCK PERCENT OF OUTSTANDING
(AND ADDRESS OF OWNERS OF MORE THAN 5%)  BENEFICIALLY OWNED(1)       COMMON STOCK
---------------------------------------  ---------------------- ----------------------
James M. Large, Jr...............                702,276                    *
Lawrence J. Toal.................                589,024(2)                 *
Derrick D. Cephas................                  3,000                    *
Frederick C. Chen................                 16,859                    *
J. Barclay Collins II............                  3,000                    *
Richard W. Dalrymple.............                222,059(3)                 *
E. Charlotte Fanta...............                 10,157                    *
James F. Fulton..................                 12,435(4)                 *
Murray Handwerker................                 14,929(5)                 *
Virginia M. Kopp.................                 15,024(6)                 *
John Morning.....................                  9,680                    *
Margaret G. Osmer-McQuade........                 24,138(7)                 *
Sally Hernandez-Pinero...........                  3,100                    *
Dr. Paul A. Qualben..............                 26,006                    *
Eugene G. Schulz, Jr.............                 13,158                    *
Howard Smith.....................                 52,000                    *
Dr. Norman R. Smith..............                  3,000                    *
Ira T. Wender....................                 19,875                    *
Carlos R. Munoz..................                 20,732                    *
D. James Daras...................                 77,522(3)(8)              *
Cody T Sickle....................                254,367(3)                 *
First Manhattan Co. .............              7,103,738(9)              6.78%
 437 Madison Avenue
 New York, N.Y. 10022
All directors and executive
 officers as a group
 (24 persons)....................              2,240,502(3)              2.12%

----------------
 *   Less than 1%.
(1) The directors, nominees, executive officers, and group named in the table above have sole or shared voting power or investment power with respect to the shares listed in the table. Certain of such shares are Restricted Stock that may be subject to repurchase by Dime Bancorp under certain circumstances. The share amounts listed include shares of Common Stock that the following persons have the right to acquire within 60 days from January 31, 1997: James M. Large, Jr., 429,334; Lawrence J. Toal, 286,857; Richard W. Dalrymple, 79,878; each of Frederick C. Chen, James
     F. Fulton, Virginia M. Kopp, John Morning, and Margaret G. Osmer-McQuade, 4,275; each of Derrick D. Cephas, J. Barclay Collins II, E. Charlotte Fanta, Murray Handwerker, Sally Hernandez-Pinero, Dr. Paul A. Qualben, Eugene G. Schulz, Jr., Howard Smith, and Dr. Norman R. Smith, 2,000; Carlos R. Munoz, 12,732; D. James Daras, 58,631; Cody T Sickle, 47,130; and all current directors and executive officers as a group, 1,268,218.
(2) Includes 334 shares held by Mr. Toal's spouse, as to which he disclaims beneficial ownership.
(3) Includes shares held by the Trustee of the 401(k) Plan with respect to the account of the individual or certain members of the group based on reports dated as of December 31, 1996.
(4) Includes an aggregate of 830 shares owned by or in trust for Mr. Fulton's spouse, as to which he disclaims beneficial ownership.
(5) Includes 1,000 shares owned in trust for Mr. Handwerker's spouse, as to which he disclaims beneficial ownership.
(6) Includes an aggregate of 3,000 shares owned by or in trust for Mrs. Kopp's spouse, as to which she disclaims beneficial ownership.
(7) Includes 7,000 shares owned in trust for Ms. Osmer-McQuade's spouse, as to which she disclaims beneficial ownership.
(8) Includes 2,100 shares owned in trust for Mr. Daras's spouse, as to which he disclaims beneficial ownership.
(9) The information as to First Manhattan Co. ("First Manhattan") is derived from a Schedule 13G, dated January 30, 1997, filed by First Manhattan, which states that, as of December 31, 1996, First Manhattan had sole voting power with regard to 844,811 of the shares indicated above, shared voting power with regard to 5,912,819 of such shares, sole dispositive power with regard to 840,661 of such shares, and shared dispositive power with regard to 6,259,627 of such shares. The Schedule 13G also states that the shares indicated above include 417,165 shares owned by family members of general partners of First Manhattan reported for informational purposes and that First Manhattan disclaims dispositive power as to 261,073 of such shares and beneficial ownership as to 156,092 of such shares.

                                  PROPOSAL 2:

                     APPROVAL OF 1997 STOCK INCENTIVE PLAN
                             FOR OUTSIDE DIRECTORS

   The Board of Directors has adopted the Dime Bancorp, Inc. 1997 Stock Incentive Plan for Outside Directors (the "1997 Outside Director Plan"), subject to the approval of the Stockholders at the Annual Meeting. The 1997 Outside Director Plan is intended to attract and retain Outside Directors (as defined below), to enable such directors to participate in the long-term success and growth of Dime Bancorp and to help align the financial interests of Outside Directors with those of Stockholders. As discussed more fully below, awards under the 1997 Outside Director Plan shall be in the form of Non-Qualified Options (as defined below) and rights to purchase Restricted Stock.

   The Stock Incentive Plan for Outside Directors, which expired in August 1996, provided for a one-time only grant to each non-employee director of Dime Savings of an Option to purchase 3,000 shares of Common Stock, a tandem SAR, and the right to purchase 1,000 shares of Restricted Stock. Pursuant to the provisions of that plan, no further grants are permitted thereunder. The Board of Directors believes that stock-based incentives are important factors in attracting, retaining, and motivating Outside Directors. Thus, in order to be able to continue to provide Outside Directors with stock-based incentives, the Board of Directors adopted, and is recommending that the Stockholders approve, the 1997 Outside Director Plan.

   SHARES. There will be 350,000 shares of Common Stock reserved and available for issuance under the 1997 Outside Director Plan (subject to certain adjustments as provided below). Shares of Common Stock awarded under the 1997 Outside Director Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If a Non-Qualified Option awarded under the 1997 Outside Director Plan is surrendered or cancelled, or expires or terminates prior to exercise, or if shares of Restricted Stock are repurchased by Dime at less than fair market value or forfeited, the shares of Common Stock subject to such option or, as appropriate, the Restricted Stock will again become available for issuance under the 1997 Outside Director Plan.

   On March 14, 1997, the closing price on the New York Stock Exchange of Common Stock was $17.25. Based on such closing price, the aggregate market value of the 350,000 shares of Common Stock reserved and available for issuance under the 1997 Outside Director Plan is $6,037,500.

   ADMINISTRATION. The 1997 Outside Director Plan will be administered by the Board of Directors. The Board is generally authorized to adopt, amend, and rescind administrative rules regarding the 1997 Outside Director Plan and to construe and interpret the 1997 Outside Director Plan, as well as the administrative rules regarding, and the grant letters evidencing awards under, such plan. In general, the Board of Directors may from time to time delegate to one or more officers of Dime any of its authority granted in connection with the 1997 Outside Director Plan. In addition, the Compensation Committee or a subcommittee appointed for this purpose by the Board of Directors or the Compensation Committee, and the Benefits Committee of Dime Bancorp, which currently consists of certain officers of Dime (collectively, the "Committee"), are authorized generally to exercise certain of the administrative authority otherwise available to the Board of Directors.

   PARTICIPATION. Each person who is a member of the Board of Directors or a member of the board of directors of any Eligible Subsidiary (as defined below) and who is not an employee of Dime Bancorp or any entity in which Dime Bancorp owns, directly or indirectly, at least a 20% beneficial ownership interest (each such person, an "Outside Director") is eligible to receive awards under the 1997 Outside Director Plan. For purposes of the 1997 Outside Director Plan, an "Eligible Subsidiary" means any corporation, partnership, joint venture or other entity in which Dime Bancorp has, directly or indirectly, a greater than 50% beneficial ownership interest. Immediately after the Annual Meeting, there will be 15 Outside Directors of Dime Bancorp eligible to participate in the 1997 Outside Director Plan. The Board of Directors has no current intention to make any initial or annual award under the 1997 Outside Director Plan to any Outside Director of Eligible Subsidiaries.

   AWARDS UNDER THE 1997 OUTSIDE DIRECTOR PLAN. As described below, awards under the 1997 Outside Director Plan consist of initial and annual awards of stock options that are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code ("Non-Qualified Options") and rights to purchase shares of Restricted Stock.

   INITIAL AWARDS. The 1997 Outside Director Plan provides for an initial, automatic, one-time award to each individual who first becomes an Outside Director of Dime Bancorp on or after January 1, 1997 of a Non-Qualified Option to purchase 3,000 shares of Common Stock and the right to purchase 1,000 shares of Restricted Stock. Each initial award will be made on the date an individual's service as an Outside Director of Dime Bancorp commences or, if later, on the date of the annual meeting of the Stockholders approving the 1997 Outside Director Plan. In addition, the Board of Directors may, in its discretion, make an initial, one-time award of any number of Non-Qualified Options and rights to purchase Restricted Stock to any Outside Director of an Eligible Subsidiary upon such director first becoming an Outside Director of the Eligible Subsidiary on or after January 1, 1997, provided that in no event may any such Outside Director receive an initial award greater in amount than the award to a new Outside Director of Dime Bancorp, and in no event may any Outside Director receive more than one initial award under the 1997 Outside Director Plan.

   ANNUAL AWARDS. The 1997 Outside Director Plan provides for an automatic annual award to each Outside Director of Dime Bancorp of a Non-Qualified Option to purchase 1,500 shares of Common Stock to be made one month following each annual meeting of the Stockholders during the term of the 1997 Outside Director Plan. In addition, the Board of Directors may, in its discretion, make annual awards of any number of Non-Qualified Options to any Outside Director of an Eligible Subsidiary, provided in no event may any such annual award be of Non-Qualified Options to purchase more than 1,500 shares of Common Stock, and in no event may any Outside Director receive in any year more than one such annual award under the 1997 Outside Director Plan.

   OPTION TERMS AND CONDITIONS. The Non-Qualified Options awarded under the 1997 Outside Director Plan will be subject to the following terms and conditions.

      1. Term. Each Non-Qualified Option will have a term of 11 years.

      2. Exercisability. Except as provided below, Non-Qualified Options awarded under the 1997 Outside Director Plan will become exercisable as to one-third of the shares subject thereto on the first anniversary of the date on which such options are granted, and as to an additional one-third of the shares subject thereto on each of the second and third anniversaries of the date of grant of such options. However, Non-Qualified Options will become 100% exercisable upon the Outside Director's death, disability, or termination of service as an Outside Director upon or after the later of (a) the attainment of age 65 or (b) the rendering of service as an Outside Director for at least five full years (including, for this purpose, service rendered as an Outside Director prior to January 1, 1997 and service rendered as a member of the Board of Directors of Anchor Bancorp or any of its subsidiaries, provided such member was not an employee of Anchor Bancorp or any of its subsidiaries during such service period (herein, an "Anchor Outside Director")). In addition, Non-Qualified Options will become 100% exercisable upon the occurrence of an Acceleration Event (as defined below), if the director is then serving as an Outside Director.

      3. Exercise Price. The exercise price per share of Common Stock purchasable under a Non-Qualified Option will be equal to the closing price of the Common Stock, as reported on the New York Stock Exchange, on the date the Non-Qualified Option is granted.

      4. Method of Exercise. Payment of the exercise price for vested Non-Qualified Options may be made in cash (including cash equivalents), by delivery of unrestricted shares of Common Stock that have been owned by the Outside Director (or, as applicable, by a permissible transferee, as described below) for at least six months, or in any combination of the foregoing.

      5. Termination of Outside Director Status. Generally, Non-Qualified Options that have been granted to an Outside Director, to the extent then vested, may be exercised within twelve months after the Outside Director ceases to serve as an Outside Director. However, if a director's status as an Outside Director is terminated by reason of (i) termination of service as an Outside Director upon or after the later of
   (a) the attainment of age 65 or (b) the rendering of service as an Outside Director for at least five full years (including, for this purpose, service rendered as an Outside Director prior to January 1, 1997 and service rendered as an Anchor Outside Director), (ii) death or (iii) disability, the Non-Qualified Options that have been granted to such Outside Director may be exercised, to the extent then vested, within 36 months after such termination of his or her status as an Outside Director. However, if a director's status as an Outside Director is terminated at any time within the two-year period immediately following the occurrence of a Terminating Event (as described below) that occurred while the director was an Outside Director, the vested Non-Qualified Options that had been granted to such Outside Director may be exercised at any time during the remainder of the applicable option term. In all cases, however, if a director's status as an Outside Director is terminated for cause, the Non-Qualified Options that had been granted to such Outside Director will terminate immediately and cease to be exercisable upon the giving of notice of such termination for cause.

      6. No Stockholder Rights. No holder of a Non-Qualified Option awarded under the 1997 Outside Director Plan will have any rights of a Stockholder with respect to shares of Common Stock relating to the Non-Qualified Option until such option has been exercised.

   RESTRICTED STOCK TERMS AND CONDITIONS. All grants of rights to purchase Restricted Stock under the 1997 Outside Director Plan shall be subject to the following terms and conditions:

      1. Purchase Period. Each right to purchase Restricted Stock under the 1997 Outside Director Plan will expire 60 days after it is granted.

      2. Purchase Price. The purchase price per share required to be paid upon exercise of each right to purchase Restricted Stock will be equal to $1.00 per share or the par value of the shares purchased if greater than $1.00 per share.

      3. Lapse of Restrictions. No shares of Restricted Stock may be sold or otherwise transferred until the restrictions on those shares have lapsed. The restrictions applicable to shares of Restricted Stock purchased will lapse as to one-third of such shares on each of the third, fourth and fifth anniversaries of the date of grant of the right to purchase such shares, provided the holder is in continuous service as an Outside Director from the grant date through the applicable anniversary of such grant date. However, the restrictions applicable to shares of Restricted Stock purchased will immediately lapse upon the holder's death, disability, or termination of service as an Outside Director upon or after the later of (a) the attainment of age 65 or (b) the rendering of service as an Outside Director for at least five full years (including, for this purpose, service rendered as an Outside Director prior to January 1, 1997 and service rendered as an Anchor Outside Director) or, if the director is then serving as an Outside Director, upon the occurrence of an Acceleration Event. In addition, if the holder of rights to purchase Restricted Stock is serving as an Outside Director upon the occurrence of an Acceleration Event, the restrictions on the Restricted Stock purchased upon the exercise of those rights will immediately lapse. In all cases, however, if the holder's service as an Outside Director is terminated for cause, then all shares of Restricted Stock for which the restrictions had not then lapsed and all rights to purchase Restricted Stock that had not then been exercised will be immediately forfeited.

      4. Repurchase of Shares. If the holder of Restricted Stock ceases to serve as an Outside Director for a reason other than death, disability, or after the later of (a) the attainment of age 65 or (b) the completion of five full years of service as an Outside Director (including, for this purpose, service rendered as an Outside Director prior to January 1, 1997 and service rendered as an Anchor Outside Director), unless the restrictions on such stock have lapsed prior to such termination, Dime Bancorp (or any Eligible Subsidiary designated by it) will, unless then prohibited by law, repurchase for cash all of the holder's Restricted Stock at the lesser of (x) the price paid by the holder (without interest) or (y) the fair market value (determined without regard to any restrictions) of the Restricted Stock on the date of such cessation of service.

      5. Stockholder Rights. During the period shares of Restricted Stock are subject to restrictions, the holder will have the right to vote such shares and to receive dividends, if any, paid with respect to the Common Stock. If stock dividends are paid on Common Stock or if shares of Common Stock are received in connection with a stock split of the Common Stock, the shares received as a result of such dividend or stock split will be subject to the same restrictions as the Restricted Stock with respect to which they were paid.

   ACCELERATION EVENT. For purposes of the 1997 Outside Director Plan, an Acceleration Event (triggering the vesting of Non-Qualified Options and a lapse of restrictions on Restricted Stock, as described above) is: (i) the occurrence of a Terminating Event (as defined below); (ii) the dissemination of a proxy statement soliciting proxies from the Stockholders, by someone other than Dime Bancorp, seeking approval of a Terminating Event of the type described in (a) below; or (iii) the publication or dissemination of an announcement of action intended to result in a Terminating Event of the type described in (b) or (c) below.

   A "Terminating Event" is: (a) the reorganization, merger, or consolidation of Dime Bancorp with or into any other entity, as a result of which Common Stock is exchanged for or converted into cash or property or securities not issued by Dime Bancorp, unless the reorganization, merger, or consolidation shall have been affirmatively recommended to the Stockholders by a majority of the Board of Directors and provision shall have been made for Non-Qualified Options and rights to purchase Restricted Stock then outstanding to be continued in effect following the reorganization, merger, or consolidation;
(b) the acquisition of all or substantially all of the property or of more than 35% of the voting power of Dime Bancorp by any person or entity; or (c) the occurrence of any circumstance having the effect that directors of Dime Bancorp who were nominated for election as directors by the Nominating Committee shall cease for any reason to constitute a majority of the authorized number of directors on the Board of Directors.

   NONTRANSFERABILITY. Generally, Non-Qualified Options awarded under the 1997 Outside Director Plan are not transferable other than by will or the laws of descent and distribution and are exercisable during the Outside Director's lifetime only by the Outside Director or by the Outside Director's guardian or legal representative. Subject to such administrative conditions as the Board of Directors may prescribe, however, an Outside Director may transfer, without consideration, all or any portion of the Non-Qualified Options granted to the Outside Director under the 1997 Outside Director Plan to certain members of his or her immediate family or to certain entities maintained for the benefit of the Outside Director and/or such immediate family members. Upon any transfer of a Non-Qualified Option, the transferee with respect to such option will be subject to the provisions of the 1997 Outside Director Plan that otherwise would apply to such option if it was still held by the Outside Director.

   ADJUSTMENTS. In the event of any merger, reorganization, consolidation, sale of all or substantially all of the assets, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the Common Stock, appropriate adjustments will be made in the aggregate number of shares of Common Stock reserved for issuance under the 1997 Outside Director Plan, the identity of the stock to be issued under the 1997 Outside Director Plan, the initial and annual grants of Non-Qualified Options and rights to purchase Restricted Stock under the 1997 Outside Director Plan, the number of shares of Common Stock subject to outstanding awards and the amounts to be paid by an Outside Director, a transferee of a Non-Qualified Option, Dime Bancorp or any Eligible Subsidiary, as the case may be, with respect to outstanding awards.

   DURATION OF THE 1997 OUTSIDE DIRECTOR PLAN. No Non-Qualified Options may be granted or Restricted Stock sold following the tenth anniversary of the date that the Stockholders approve the 1997 Outside Director Plan.

   AMENDMENT AND TERMINATION OF THE 1997 OUTSIDE DIRECTOR PLAN. The Board of Directors may, at any time, alter, amend, suspend, or terminate the 1997 Outside Director Plan, except that no such action may alter or impair the rights or obligations under any outstanding award without the holder's consent. Moreover, no alteration, amendment, suspension, or termination of the 1997 Outside Director Plan will require the approval of the Stockholders unless required by applicable law or the rules or regulations of a relevant securities exchange or regulatory agency.

   EFFECTIVE DATE. Subject to the approval of the 1997 Outside Director Plan by the Stockholders at the Annual Meeting, the 1997 Outside Director Plan will be effective as of January 1, 1997.

   During 1997, it is expected that, under the 1997 Outside Director Plan, 15 Outside Directors of Dime Bancorp will each receive an award of a Non-Qualified Option to purchase 1,500 shares of Common Stock, and one Outside Director of Dime Bancorp will also receive an initial award of a Non-Qualified Option to purchase 3,000 shares of Common Stock and rights to purchase 1,000 shares of Restricted Stock. Thus, it is expected that, in the aggregate, Non-Qualified Options to purchase 25,500 shares of Common Stock and rights to purchase 1,000 shares of Restricted Stock will be received, under the 1997 Outside Director Plan, by a total of 15 Outside Directors during 1997. The initial award and one of the annual awards expected to be made during 1997 will be received by James M. Large, Jr. who, prior to his retirement on December 31, 1996, was the Chairman and Chief Executive Officer of Dime Bancorp and Dime Savings, and who, on January 1, 1997, became an Outside Director of Dime Bancorp. Except for the awards expected to be made to Mr. Large in his capacity as an Outside Director during 1997, it is currently anticipated that no named executive officer will be eligible to receive, during 1997, an award under the 1997 Outside Director Plan. Because the ultimate number of Outside Directors after the 1997 Outside Director Plan is approved by the Stockholders cannot be predicted with certainty, and the awards, if any, made to Outside Directors of an Eligible Subsidiary are subject to the Board of Directors' discretion, the actual number of initial and annual awards under the 1997 Outside Director Plan that will ultimately be received by Outside Directors is not determinable at this time.

   FEDERAL INCOME TAX ASPECTS. The following is a summary of certain federal income tax aspects with respect to awards that may be made under the 1997 Outside Director Plan based upon the laws in effect on the date hereof.

      1. Non-Qualified Options. Except as noted below, with respect to Non-Qualified Options: (a) no federal taxable income should be recognized by an Outside Director at the time the option is granted; (b) generally upon exercise of the option, the Outside Director recognizes ordinary income in an amount equal to the difference between the exercise price of the option and the fair market value of the Common Stock on the date of exercise, and Dime Bancorp will be entitled to a tax deduction in the same amount; and (c) at disposition of Common Stock acquired by exercise of the option, generally any appreciation after the date of exercise is treated by the Outside Director either as long-term or short-term capital gain, depending upon the length of time that the Outside Director has held the shares.

      In the event an Outside Director transfers, without consideration, a Non-Qualified Option to certain family members or family-related entities, the transfer should generally not result in the recognition of income by the Outside Director. The exercise of the Non-Qualified Option by the transferee will generally result in the recognition of ordinary income by the Outside Director who transferred the option (or, in the event the Outside Director dies prior to the exercise, by the Outside Director's estate) in an amount equal to the excess of the fair market value of the shares of Common Stock acquired over the exercise price paid for those shares. Dime Bancorp should be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the Outside Director upon the exercise of the transferred Non-Qualified Option. If the shares of Common Stock acquired upon exercise of the transferred Non-Qualified Option are thereafter disposed of, the transferee will generally recognize a capital gain (or loss) equal to the difference between the amount realized on the disposition and the transferee's basis in the shares. The transferee's basis in the shares of Common Stock acquired upon exercise of the Non-Qualified Option will be equal to the sum of the exercise price paid for the shares plus the amount of ordinary income includible in the Outside Director's income in connection with the exercise.

      2. Restricted Stock. An Outside Director receiving Restricted Stock generally will recognize ordinary income in the amount of the fair market value of the Restricted Stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the Restricted Stock. However, an Outside Director may elect, under Section 83(b) of the Internal Revenue Code, to recognize ordinary income on the date of purchase of the Restricted Stock equal to the excess of the fair market value of the shares as of such date (determined without regard to the restrictions) over their purchase price. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the Outside Director has long-term or short-term capital gain (or loss) generally begins when the restriction period expires, and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the Outside Director makes an election under Section 83(b) of the Internal Revenue Code, the holding period will generally commence just after the purchase of the Restricted Stock, and the tax basis generally will be equal to the fair market value of the shares on the date of purchase (determined without regard to restrictions). Dime Bancorp generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the Outside Director in the year that such income is taxable to the director.

      Depending on the relevant circumstances and the terms of the awards, Outside Directors who are subject to Section 16 of the Exchange Act or restrictions related to "pooling of interests" accounting who exercise Non-Qualified Options, or who receive Restricted Stock, may not become subject to tax at the times discussed above under "Non-Qualified Options" and "Restricted Stock," but may have the amount of income calculated (and recognized) based on the fair market value of the Common Stock at a later date.

      3. Dividends. Dividends paid on Restricted Stock prior to the date on which the forfeiture restrictions lapse generally will be treated as compensation that is taxable as ordinary income to the Outside Director and will be deductible by Dime Bancorp. If, however, the Outside Director makes an election under Section 83(b) of the Internal Revenue Code, the dividends will be taxable as ordinary income to the Outside Director but will not be deductible by Dime Bancorp.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED 1997 OUTSIDE DIRECTOR PLAN AS SET FORTH IN PROPOSAL
2. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES PRESENT, IN PERSON OR BY PROXY, AT THE ANNUAL MEETING IS REQUIRED TO APPROVE PROPOSAL 2.

                                  PROPOSAL 3:

                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

   KPMG Peat Marwick LLP, certified public accountants, audited Dime's consolidated financial statements for the fiscal year ended December 31, 1996, for which it was paid $641,950. The Board of Directors has appointed KPMG Peat Marwick LLP to continue to audit Dime's consolidated financial statements for the fiscal year ending December 31, 1997 and recommends that Stockholders vote FOR ratification of such appointment.

   It is expected that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are expected to be available to respond to appropriate questions from Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS.

                   1998 ANNUAL MEETING STOCKHOLDER PROPOSALS

   In order to be considered for inclusion in Dime Bancorp's proxy statement for the annual meeting of Stockholders to be held in 1998, all Stockholder proposals must be submitted to the Secretary of Dime Bancorp at its offices at 589 Fifth Avenue, New York, New York 10017, on or before December 3, 1997. Under Dime Bancorp's By-laws, Stockholder nominations for director and Stockholder proposals not included in Dime Bancorp's 1998 proxy statement, in order to be considered for possible action by Stockholders at the 1998 annual meeting of Stockholders, must be submitted to the Secretary of Dime Bancorp, at the address set forth above, not less than 60 nor more than 90 days in advance of April 2, 1998. In addition, Stockholder nominations and Stockholder proposals must meet other applicable criteria set forth in the By-laws of Dime Bancorp in order to be considered at Dime Bancorp's 1998 annual meeting of Stockholders.

   The Board of Directors will review any Stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for consideration at the 1998 annual meeting.

                                 OTHER MATTERS

   The Board of Directors does not know of any other matters that are likely to be brought before the Annual Meeting. If any other matters, not now known, properly come before the meeting or any adjournments, the persons named in the enclosed proxy card, or their substitutes, will vote the proxy in accordance with their judgment on such matters. Under the By-laws of Dime Bancorp, no new business or proposals submitted by Stockholders shall be acted upon at the Annual Meeting unless such business or proposal was stated in writing and filed with the Secretary of Dime Bancorp not earlier than January 1, 1997 and not later than January 31, 1997. No new business or proposals were submitted within this time period.

                           SOLICITATION AND EXPENSES

   All costs in connection with the solicitation of the enclosed proxy will be paid by Dime. Dime has retained Georgeson & Company Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies for a fee of $7,000, plus reimbursement of expenses.

   In addition to the solicitation of proxies by mail, proxies may be solicited by directors and officers of Dime, by personal interview, telephone, telegraph and mail. Brokerage houses, banks and other fiduciaries will be requested to forward the soliciting material to their principals and obtain authorization for the execution of proxies and will be reimbursed for their reasonable out-of-pocket expenses.

                                      DIME BANCORP, INC.

                                      /s/ Michael J. Getzler
                                      Michael J. Getzler
                                      Secretary

Dated: April 2, 1997

                               DIME BANCORP, INC.
                1997 STOCK INCENTIVE PLAN FOR OUTSIDE DIRECTORS


     1.  ESTABLISHMENT AND PURPOSE OF THE PLAN.  The Dime Bancorp, Inc. 1997
         -------------------------------------
Stock Incentive Plan for Outside Directors (the "Plan") is established by Dime Bancorp, Inc. (the "Company"). The Plan is designed to enable the Company to attract, retain and motivate members of the Boards of Directors of the Company and certain of its subsidiaries who are not employees of the Company or certain of its subsidiaries by providing for or increasing their proprietary interest in the Company and to enable such directors to participate in the long-term success and growth of the Company. The Plan provides for the grant of options ("Non-Qualified Options") to purchase common stock of the Company, par value $.01 per share ("Common Stock"), which do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the sale of shares of restricted Common Stock ("Restricted Stock").

     2.  STOCK SUBJECT TO PLAN.  The maximum number of shares of Common Stock
         ---------------------
that may be subject to Non-Qualified Options granted hereunder and the number of shares of Common Stock that may be sold as Restricted Stock hereunder shall not, in the aggregate, exceed 350,000 shares of Common Stock, subject to the adjustments under Section 6. The shares of Common Stock that are issuable under the Plan may consist of authorized but unissued shares or treasury shares. Shares of Common Stock subject to the unexercised portions of any Non-Qualified Options granted under the Plan that expire or terminate or are canceled or surrendered, and shares of Restricted Stock sold under the Plan that are repurchased by the Company or, as applicable, any Eligible Subsidiary (as defined below), may again become available for the grant of Non-Qualified Options and the sale of Restricted Stock under the Plan.

     3.  ELIGIBILITY.  Each person who shall be eligible for the grant of Non-
         -----------
Qualified Options and the purchase of Restricted Stock hereunder shall be a member of the Board of Directors of the Company or of any Eligible Subsidiary (as defined below) who is not an employee of the Company or any entity in which the Company owns, directly or indirectly, at least a twenty percent (20%) beneficial ownership interest (an "Outside Director"). For purposes of this
Section 3, an "Eligible Subsidiary" shall mean any corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, a greater than fifty percent (50%) beneficial ownership interest. The Outside Director to whom a Non-Qualified Option is granted under the Plan is referred to herein as an "Optionee."

     4.  ADMINISTRATION OF THE PLAN.  The Plan shall be administered by the
         --------------------------
Board of Directors of the Company (the "Board"). The Board shall have the authority to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing Non-Qualified Options granted and Restricted Stock sold under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All deci-sions, determinations, and interpretations of the Board shall be binding on all Plan participants. The Board may from time to time delegate to one or more officers of the Company or any of its subsidiaries any or all of its authorities granted hereunder, except that no such authority shall be delegated by the Board if the possession or exercise thereof by such other person could cause any transaction, if it occurred or were to occur under the Plan, to fail to qualify for an exemption under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"). Notwithstanding anything in this Section 4 to the contrary, the Compensation Committee of the Board or a subcommittee appointed for this purpose by the Board or the Compensation Committee and the Benefits Committee of the Company (herein any such committee shall be referred to as the "Committee") shall be authorized to exercise any of the administrative authorities otherwise available to the Board under the Plan, except (i) with respect to the right to make initial and annual grants to an Outside Director of an Eligible Subsidiary, (ii) with respect to the right to alter, amend, suspend or terminate the Plan, and (iii) to the extent the possession or exercise of any such authority by the Committee could cause any transaction, if it occurred or were to occur under the Plan, to fail to qualify for an exemption under Section 16(b) of the Act.

     5.  TYPES OF AWARDS.
         ---------------

     (a) INITIAL GRANT.  Each Outside Director who first becomes an Outside
         -------------
Director of the Company on or after the Effective Date of the Plan, as provided in Section 15, shall receive, automatically and without further action of the Board or the Committee, a one-time grant on the date of his or her election to the Board or, if later, on the date of the meeting of the shareholders of the Company at which the Plan is initially approved, of: (i) a Non-Qualified Option to purchase 3,000 shares of Common Stock under the terms and conditions set forth in Section 8; and (ii) the right to purchase 1,000 shares of Restricted Stock under the terms and conditions set forth in Section 9, in each case subject to adjustment under Section 6. The Board may make an initial, one-time grant of any number of Non-Qualified Options and rights to purchase Restricted Stock to any Outside Director of an Eligible Subsidiary upon his or her first becoming an Outside Director of the Eligible Subsidiary on or after the Effective Date of the Plan as the Board may in its sole discretion determine; provided, however, that in no event may any such Outside Director receive an initial grant of Non-Qualified Options or rights to purchase Restricted Stock in an amount greater than the amount that is otherwise granted to an Outside Director of the Company under this Section 5(a), and in no event may any Outside Director receive more than one initial grant award under the Plan.

     (b) ANNUAL GRANT.  On the date that is one month following each annual
         ------------
meeting of the shareholders of the Company occurring on or after the Effective Date of the Plan (or, if on such date the Common Stock does not trade on the New York Stock Exchange, on the next following day on which the Common Stock trades on the New York Stock Exchange), each Outside Director then elected to the Board or continuing to serve on the Board immediately following such shareholder meeting shall receive, automatically and without further action of the Board or the Committee, a grant of a Non-Qualified Option to purchase 1,500 shares of Common Stock under the terms and conditions set forth in Section 8, subject to adjustment under Section

6. The Board may make annual grants of any number of Non-Qualified Options to any Outside Director of an Eligible Subsidiary as the Board may in its sole discretion determine; provided, however, that in no event may any such Outside Director receive in any year an annual grant of Non-Qualified Options in an amount greater than the amount that is otherwise granted annually to an Outside Director of the Company under this Section 5(b), and in no event may any Outside Director receive in any year more than one annual grant award under the Plan.

     6.  ADJUSTMENTS.  In the event of any merger, reorganization,
         -----------
consolidation, sale of all or substantially all of the assets, recapitalization, Common Stock dividend, Common Stock split, spin-off, split-up, split-off, distribution of assets (including cash) or other change in corporate structure of the Company affecting the Common Stock, a substitution or adjustment, as may be determined to be appropriate, shall be made in the aggregate number of shares of Common Stock reserved for issuance under the Plan, the identity of the stock to be issued under the Plan, the initial and annual grants of Non-Qualified Options and Restricted Stock under the Plan, the number of shares of Common Stock subject to outstanding awards and the amounts to be paid by an Outside Director, a permissible transferee (as provided in Section 10), the Company or any Eligible Subsidiary, as the case may be, with respect to outstanding awards.

     7.  DURATION OF PLAN.  No Non-Qualified Options may be granted or
         ----------------
Restricted Stock sold following the tenth anniversary of the date on which the Plan is initially approved by the shareholders of the Company.

     8.  TERMS AND CONDITIONS OF NON-QUALIFIED OPTIONS.
         ---------------------------------------------

     Non-Qualified Options granted under the Plan shall be subject to the following terms and conditions:

     (a) Written Documentation.  Each Non-Qualified Option granted pursuant to
         ---------------------
the Plan shall be evidenced by a grant letter executed by the Company.

     (b) Option Term.  Each Non-Qualified Option shall have a term of eleven
         -----------
(11) years.

     (c) Exercisability.  Each Non-Qualified Option shall become exercisable to
         --------------
the extent of one-third of the shares covered by such Non-Qualified Option from and after the first anniversary of the date on which such Non-Qualified Option is granted and an additional one-third of the shares covered by such Non-Qualified Option from and after each of the second and third anniversaries of such grant date, provided in each case that the Optionee is in continuous service as an Outside Director from the grant date through the applicable anniversary of such grant date. Notwithstanding the foregoing, each Non-Qualified Option shall become one hundred percent (100%) exercisable (A) in the event the Optionee terminates his or her status as an Outside Director by reason of (i) termination of service as an Outside Director upon or after the later of
(1) the attainment of age sixty-five (65) or (2) the rendering of service as an Outside

Director for at least five (5) full years (including, for this purpose, service rendered as an Outside Director prior to the Effective Date of the Plan, and service rendered as a member of the Board of Directors of Anchor Bancorp, Inc. or any of its subsidiaries, provided such member was not an employee of Anchor Bancorp, Inc. or any of its subsidiaries during such service period (herein, an "Anchor Outside Director"), (ii) death, or (iii) disability, or (B) upon the occurrence of (x) a Terminating Event (as defined in Section 13), (y) the dissemination of a proxy statement soliciting proxies from stockholders of the Company, by someone other than the Company, seeking stockholder approval of a Terminating Event of the type described in clause (a) of Section 13, or (z) the publication or dissemination of an announcement of action intended to result in a Terminating Event of the type described in clause (b) or (c) of Section 13, provided the Optionee is in service as an Outside Director at the time of the occurrence of such event. Notwithstanding anything in the Plan to the contrary, no Non-Qualified Option that had been granted to an Optionee shall be exercisable if the Optionee's status as an Outside Director is terminated for cause.

     (d) Exercise Price.  The exercise price per share of Common Stock
         --------------
purchasable under a Non-Qualified Option shall be equal to the closing price of the Common Stock, as reported on the New York Stock Exchange, on the date the Non-Qualified Option is granted.

     (e) Method of Exercise.  Non-Qualified Options may be exercised, in whole
         ------------------
or in part and to the extent then vested, during the relevant option period by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and accompanied by payment of the applicable exercise price. Payment of the exercise price may be made in cash (including cash equivalents), by delivery of unrestricted shares of Common Stock that have been owned by the Optionee or, as applicable, by a permissible transferee (as provided in Section 10) for at least six (6) months, or in any combination of the foregoing.

     (f) Termination of Outside Director Status.  Except as provided below, if
         --------------------------------------
an Optionee's status as an Outside Director is terminated for any reason other than (i) termination of service as an Outside Director upon or after the later of (A) the attainment of age sixty-five (65) or (B) the rendering of service as an Outside Director for at least five (5) full years (including, for this purpose, service as an Anchor Non-Employee Director), (ii) death, (iii) disability, (iv) for cause, or (v) in connection with the occurrence of a Terminating Event (as provided below), the Non-Qualified Options that had been granted to such Optionee may be exercised only within twelve (12) months after such termination of his or her status as an Outside Director, but only to the extent the Non-Qualified Options were exercisable on the date of his or her termination, and in no event may such options be exercisable following the end of the applicable option term. Except as provided below, if an Optionee's status as an Outside Director is terminated by reason of (i) termination of service as an Outside Director upon or after the later of (A) the attainment of age sixty-five (65) or (B) the rendering of service as an Outside Director for at least five (5) full years (including, for this purpose, service rendered as an Outside Director prior to the Effective Date of the Plan, and service rendered as Anchor Outside Director), (ii) death, or (iii) disability, the Non-Qualified Options that had been granted to such Optionee may be exercised only within thirty-six (36) months after such termination his or her status as an Outside Director, but in no event may such options be exercisable following the end of the applicable option term. Notwithstanding the foregoing, if an Optionee's status as an Outside Director is terminated at any time within the two (2) - year period immediately following the occurrence of a Terminating Event (as defined in Section 13) that occurred while the Optionee was an Outside Director, the vested Non-Qualified Options that had been granted to such Optionee may be exercised at any time during the remainder of the applicable option term. Notwithstanding anything in the Plan to the contrary, if an Optionee's status as an Outside Director is terminated for cause, the Non-Qualified Options that had been granted to such Optionee shall immediately terminate and cease to be exercisable upon the giving of notice of such termination for cause.

     (g) No Shareholder Rights.  An Optionee or, as appropriate, a permissible
         ---------------------
transferee of a Non-Qualified Option hereunder (as provided in Section 10) shall not have any rights of a shareholder with respect to shares of Common Stock relating to the Non-Qualified Option granted under the Plan, including, but not limited to, rights to any dividends that may be declared and paid with respect to such Common Stock, until written notice of exercise of such option has been given and the exercise price has been paid for such shares.

     9.  TERMS AND CONDITIONS OF RIGHTS TO PURCHASE RESTRICTED STOCK.
         -----------------------------------------------------------

     All grants of Restricted Stock under the Plan shall be subject to the following terms and conditions:

     (a) Purchase Period.  Each right to purchase Restricted Stock under the
         ---------------
Plan shall expire sixty (60) days after it is granted.

     (b) Purchase Price.  The purchase price per share required to be paid upon
         --------------
exercise of the right to purchase Restricted Stock shall be equal to $1.00 per share or the par value of the shares purchased if greater than $1.00 per share.

     (c) Lapse of Restrictions.  No shares of Restricted Stock may be sold or
         ---------------------
otherwise transferred or hypothecated until the restrictions applicable thereto have lapsed pursuant to this Section 9(c). The restrictions applicable to shares of Restricted Stock purchased shall lapse as to one-third of the shares of Restricted Stock so purchased on the third anniversary of the date of grant of the right to purchase such shares, with the restrictions lapsing as to an additional one-third of the shares on the fourth anniversary of such grant date for the shares, and the restrictions lapsing as to the remaining one-third of the shares on the fifth anniversary of such grant date for the shares, provided that, in each such case, the holder is in continuous service as an Outside Director from the grant date through the applicable anniversary of such grant date. Notwithstanding the foregoing, the restrictions applicable to shares of Restricted Stock purchased shall immediately lapse upon the earlier of (A) the holder's (i) death, (ii) disability, or (iii) termination of service as an Outside Director upon or after the later of (1) the attainment of age sixty-five (65) or (2) the rendering of service as an Outside Director for at least five (5) full years (including, for this purpose, service rendered as an Outside Director prior to the Effective Date of the Plan, and service rendered as an Anchor Outside Director), or (B) upon the occurrence of
(x) a Terminating Event (as defined in Section 13), (y) the dissemination of a proxy statement soliciting proxies from stockholders of the Company, by someone other than the Company, seeking stockholder approval of a Terminating Event of the type described in clause (a) of Section 13, or (z) the publication or dissemination of an announcement of action intended to result in a Terminating Event of the type described in clause (b) or (c) of Section 13, provided the holder is in service as an Outside Director at the time of the occurrence of such event. In addition, if any of the events described in clause (x), (y), or
(z) above occurs while an Outside Director holds rights to purchase Restricted Stock, then, upon the exercise of such rights and the purchase of shares of Restricted Stock, the restrictions applicable to such shares shall immediately lapse. Notwithstanding anything in the Plan to the contrary, if the Restricted Stock holder's service as an Outside Director is terminated for cause, then all shares of Restricted Stock for which the restrictions had not then lapsed and all rights to purchase Restricted Stock that had not then been exercised shall be immediately forfeited.

     (d) Repurchase of Shares.  In the event of the termination of the status of
         --------------------
the holder of Restricted Stock as an Outside Director for any reason other than
(i) death, (ii) disability, or (iii) termination of service as an Outside Director upon or after the later of (A) the attainment of age sixty-five (65) or
(B) the rendering of service as an Outside Director for at least five (5) full years (including, for this purpose, service rendered as an Outside Director prior to the Effective Date of the Plan, and service rendered as an Anchor Outside Director), unless the restrictions on such stock have lapsed prior to such termination, the Company (or any Eligible Subsidiary designated by it) shall, unless then prohibited from purchasing or acquiring shares of its stock, repurchase for cash all of the holder's Restricted Stock at the lesser of (x) the price paid by the holder (without interest) or (y) the fair market value (determined without regard to any restrictions) of the Restricted Stock on the date of such termination.

     (e) Shareholder Rights.  The holder of Restricted Stock shall have the
         ------------------
right to vote with respect to such Restricted Stock and shall be entitled to dividends, if any, paid with respect to shares of Common Stock. If dividends are paid with respect to the shares of Common Stock, an amount equal to the amount of any such dividends will be paid to the holder of the Restricted Stock currently. If dividends paid on Common Stock are payable in the form of shares of Common Stock, or if shares of Common Stock are to be received by the holder of Restricted Stock in connection with a stock split regarding the Common Stock, the shares received as a result of such dividend or stock split shall be subject to the same restrictions as the Restricted Stock with respect to which they were paid.

     10.  NONTRANSFERABILITY.  Except as provided in this Section 10, Non-
          ------------------
Qualified Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative. Subject to such administrative conditions as the Board may prescribe, an Outside Director may, upon providing written notice to the Committee or its designee, elect to transfer, without consideration therefor, all or any portion of the Non-Qualified Options granted to the Outside Director under the Plan to members of his or her "immediate family" (as defined below), to a trust or trusts maintained solely for the benefit of the Outside Director and/or the members of his or her immediate family, or to such other entities as may be determined by the Board. Any purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance that does not qualify as a permissible transfer under this Section 10 shall be void and unenforceable against the Plan and the Company. For purposes of this Section 10, the term "immediate family" shall mean, with respect to a particular Outside Director, the Outside Director's spouse, parents, children, stepchildren, legally adopted children, and grandchildren, and such other persons as may be determined by the Board. The terms of any such Non-Qualified Option, as set forth under the Plan or otherwise, shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Optionee and, as applicable, a permissible transferee hereunder. The exercise of a Non-Qualified Option that is transferred pursuant to this Section 10 and the shares of Common Stock acquired thereby shall be subject to the applicable provisions of the Plan and to all applicable requirements of law, including, but not limited to, the registration requirements under the Securities Act of 1933, as amended. Upon any transfer of a Non-Qualified Option, as provided in this Section 10, the transferee with respect to such option shall be subject to the provisions of the Plan that otherwise would apply to such option if it was still held by the Optionee.

     11.  SHAREHOLDER APPROVAL.  No Non-Qualified Options granted under the Plan
          --------------------
may be exercised and no Restricted Stock may be sold prior to approval of the Plan by the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of shareholders of the Company.

     12.  AMENDMENT AND TERMINATION OF THE PLAN.  The Board may, at any time,
          -------------------------------------
alter, amend, suspend, or terminate the Plan. No such action of the Board shall require the approval of the shareholders of the Company, unless required by applicable law or by the rules or regulations of any securities exchange or regulatory agency, or otherwise required in order to enable transactions associated with grants of Non-Qualified Options or grants of rights to purchase, and purchases of, Restricted Stock to qualify for an exemption from
Section 16(b) of the Act or, to the extent desirable, to qualify for the exception for qualified performance-based compensation under Section 162(m) of the Code. No Non-Qualified Option or right to purchase Restricted Stock may be granted, or Restricted Stock sold, during any suspension of the Plan or after the termination of the Plan, and no alteration, amendment, suspension, or termination of the Plan shall, without the Optionee's (or, as applicable, permissible transferee's (as provided in Section 10)) or holder's consent, alter or impair any rights or obligations under any Non-Qualified Option theretofore granted, or Restricted Stock theretofore sold, to him or her under the Plan.

     13.  TERMINATING EVENT.
          -----------------

     As used in this Plan, a "Terminating Event" shall be:

     (a) the reorganization, merger, or consolidation of the Company with or into any other entity as a result of which the Common Stock is exchanged for or converted into cash or property or securities not issued by the Company, unless the reorganization, merger, or consolidation shall have been affirmatively recommended to the Company's shareholders by a majority of the members of the Board and provision shall have been made for Non-Qualified Options and rights to purchase Restricted Stock then outstanding to be continued in effect following the reorganization, merger, or consideration;

     (b) the acquisition of all or substantially all of the property or of more than thirty-five percent (35%) of the voting power of the Company by any person or entity; or

     (c) the occurrence of any circumstance having the effect that directors of the Company who were nominated for election as directors by the Nominating Committee of the Board shall cease for any reason to constitute a majority of the authorized number of directors of the Company's Board.

     14.  GENERAL PROVISIONS.
          ------------------

     (a) Each grant under the Plan shall, as applicable, be subject to (i) the listing, registration or qualification of the Common Stock upon any securities exchange or under any state or federal law and (ii) the consent or approval of any governmental regulatory body.

     (b) Neither the adoption of the Plan nor any grant hereunder shall confer upon any Outside Director any right to continue in the service as a director of the Company or any of its subsidiaries.

     (c) No member of the Board or the Committee, nor any officer or employee of the Company or any of its subsidiaries acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company and any of its subsidiaries acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     15.  EFFECTIVE DATE.  Subject to the approval of the Plan by the
          --------------
affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of shareholders, the Plan shall be effective as of January 1, 1997.

R                              DIME BANCORP, INC.

E                      PROXY SOLICITED BY THE BOARD OF DIRECTORS

V                     FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

O        The undersigned hereby appoints Lawrence J. Toal, Gene C. Brooks, and
    Michael J. Getzler as proxies, severally, each with the power to appoint a
C substitute, and hereby authorizes them to represent and to vote all the shares of Common Stock of Dime Bancorp, Inc. held of record by the
A undersigned on March 14, 1997 as directed and, in their discretion, on all other matters that may properly come before the Annual Meeting of
B   Stockholders to be held on May 7, 1997 and any adjournments.

L        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
    DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
E VOTED FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED BELOW AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3 LISTED ON THE REVERSE SIDE.

         Your vote for or against the election of the entire slate of nominees
P   for director may be indicated on the reverse side. The nominees are:

R        J. Barclay Collins II, James F. Fulton, Virginia M. Kopp, Sally
                      Hernandez-Pinero, and Lawrence J. Toal.
O
           TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
X          WRITE THEIR NAME(S) ON THE LINE PROVIDED ON THE REVERSE SIDE.

Y                        IMPORTANT: PLEASE SEE REVERSE SIDE

[X] Please mark
    votes as in
    this example.

    The Board of Directors Recommends a vote FOR Proposals 1, 2, and 3.



    1. Election of          FOR         WITHHELD
       Directors            [_]            [_]
       (vote regarding
       entire state)

       ________________________________________________
       To withhold authority to vote for any individual nominee(s), write their name(s) above.


                                          FOR    AGAINST   ABSTAIN
    2. Approval of Dime Bancorp, Inc.     [_]      [_]       [_]
       1997 Stock Incentive Plan for
       Outside Directors.


    3. Ratification of Independent Public [_]      [_]       [_]
       Accountants.

       MULTIPLE COPIES OF STOCKHOLDER REPORTS ARE            [_]
       BEING, RECEIVED AT THIS ADDRESS. PLEASE
       DISCONTINUE THESE MAILINGS TO THIS ACCOUNT, (NOTE:
       AT LEAST ONE STOCKHOLDER REPORT MUST BE MAILED.)

                                                MARK HERE    [_]
                                              FOR ADDRESS
                                               CHANGE AND
                                             NOTE AT LEFT

                                                MARK HERE    [_]
                                              IF YOU PLAN
                                                TO ATTEND
                                              THE MEETING

Please sign, date, and return this proxy card promptly in the enclosed envelope. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:___________________Date:______Signature:___________________Date:______